UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32858 (Commission File Number)	72-1503959 (IRS Employer Identification No.)

11700 Old Katy Road, Suite 300 Houston, Texas (Address of principal executive offices)		77079 (Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 8.01 Other Events
     On December 6, 2006, Complete Production Services, Inc. (“we” “our” or the “Company”) issued 8.0% Senior Notes with a face value of $650.0 million, in a private placement transaction. In connection with this private placement, we entered into a registration rights agreement with the note holders whereby we agreed to file a registration statement enabling the note holders to exchange their notes for publicly registered notes with identical terms. We were not required to provide guarantor and non-guarantor condensed consolidating financial statements when we filed our Annual Report on Form 10-K for the year ended December 31, 2006 or when we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as we did not have public debt at such time. However, we intend to file a registration statement on Form S-4, and are required to provide condensed consolidating financial statements pursuant to SEC Regulation S-X Rule 3-10(f). Therefore, we have included in this Current Report on Form 8-K the financial statements from our Annual Report on Form 10-K for the year ended December 31, 2006, along with an additional footnote (note 24) which includes the required condensed consolidating financial statements required by Rule 3-10(f). We have also included the interim unaudited financial statements from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, with a similar additional footnote (note 14).
     The following financial statements are provided in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
23.1	Consent of Grant Thornton, LLP
23.2	Consent of KPMG LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Complete Production Services, Inc.
     We have audited the accompanying consolidated balance sheets of Complete Production Services, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Integrated Production Services, Inc., a wholly-owned subsidiary, which financial statements reflect total revenues constituting 38 percent for the year ended December 31, 2004 of the related consolidated totals. Those consolidated financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Integrated Production Services, Inc., is based on the accompanying report of the other auditors.
     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.
     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Complete Production Services, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
     As discussed above, the consolidated financial statements of Integrated Production Services, Inc. for the year ended December 31, 2004 were audited by other auditors. As described in Note 16, these consolidated financial statements have been revised to reclassify assets, liabilities and results of operations of the manufacturing and production operations of a subsidiary of Integrated Production Services, Inc. to discontinued operations. We have audited the adjustments to the 2004 consolidated financial statements to reclassify those assets, liabilities and results of operations to discontinued operations. In our opinion, the revisions to the consolidated financial statements and related disclosures for 2004 in Note 16 are appropriate and have been appropriately applied. In addition, Note 24 to the consolidated financial statements presents guarantor and non-guarantor condensed consolidating financial statements for the year ended December 31, 2004. We have audited the classification of the parent and guarantor subsidiaries and non-guarantor subsidiaries and related adjustments of Integrated Production Services, Inc. for the year ended December 31, 2004. In our opinion, the classifications for the year ended December 31, 2004 in Note 24 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2004 financial statements of Integrated Production Services, Inc. other than with respect to such revisions, classifications and related disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2004 financial statements of Integrated Production Services, Inc. taken as a whole.
     As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”
/s/ Grant Thornton LLP
Houston, Texas
March 9, 2007
(except as to note 24, which is
as of May 31, 2007)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Integrated Production Services, Inc.:
     We have audited the consolidated balance sheet of Integrated Production Services, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for the year then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Production Services, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Calgary, Canada
April 8, 2005
(except as to note 18, which is
as of August 19, 2005)

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Balance Sheets
December 31, 2006 and 2005

	2006	2005
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,874	$11,405
Trade accounts receivable, net of allowance for doubtful accounts of $2,431 and $1,872, respectively	301,764	158,022
Inventory, net of obsolescence reserve of $1,719 and $2,070, respectively	43,930	32,066
Prepaid expenses	24,998	25,333
Other current assets	74	1,992
Current assets held for sale	—	18,668

Total current assets	390,640	247,486
Property, plant and equipment, net	771,703	383,707
Intangible assets, net of accumulated amortization of $3,623 and $1,767, respectively	7,765	4,235
Deferred financing costs, net of accumulated amortization of $547 and $96, respectively	15,729	2,048
Goodwill	552,671	293,651
Other long-term assets	1,816	275
Long-term assets held for sale	—	6,251

Total assets	$1,740,324	$937,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,064	$5,950
Accounts payable	71,370	46,264
Accrued liabilities	61,365	40,211
Unearned revenue	—	6,407
Notes payable	17,087	14,985
Taxes payable	10,519	936
Current liabilities of held for sale operations	—	5,450

Total current liabilities	161,405	120,203
Long-term debt	750,577	509,981
Deferred income taxes	90,805	54,084
Minority interest	2,316	2,365
Long-term liabilities of held for sale operations	—	259

Total liabilities	1,005,103	686,892
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized, 71,418,473 (2005 — 55,531,510) issued	714	555
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	563,006	220,786
Retained earnings	155,971	16,885
Treasury stock, 35,570 shares at cost	(202)	(202)
Deferred compensation	—	(3,803)
Accumulated other comprehensive income	15,732	16,540

Total stockholders’ equity	735,221	250,761

Total liabilities and stockholders’ equity	$1,740,324	$937,653

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statements of Operations
Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31,
	2006	2005	2004
	(In thousands, except per share data)
Revenue:
Service	$1,088,748	$639,421	$239,427
Product	123,676	80,768	54,483

	1,212,424	720,189	293,910
Service expenses	622,786	393,856	157,540
Product expenses	88,175	56,862	37,105
Selling, general and administrative expenses	167,334	108,766	44,002
Depreciation and amortization	79,465	48,510	21,327

Income from continuing operations before interest, taxes and minority interest	254,664	112,195	33,936
Interest expense	40,759	24,460	7,471
Interest income	(1,387)	—	—
Write-off of deferred financing costs	170	3,315	—

Income from continuing operations before taxes and minority interest	215,122	84,420	26,465
Taxes	77,888	33,115	10,504

Income from continuing operations before minority interest	137,234	51,305	15,961
Minority interest	(49)	384	4,705

Income from continuing operations	137,283	50,921	11,256
Income from discontinued operations (net of tax expense of $1,987, $601 and $317, respectively)	1,803	2,941	2,628

Net income	$139,086	$53,862	$13,884

Earnings per share information:
Continuing operations	$2.09	$1.09	$0.38
Discontinued operations	$0.02	$0.07	$0.09

Basic earnings per share	$2.11	$1.16	$0.47

Continuing operations	$2.02	$1.00	$0.37
Discontinued operations	$0.02	$0.06	$0.09

Diluted earnings per share	$2.04	$1.06	$0.46

Weighted average shares:
Basic	65,843	46,603	29,548
Diluted	68,075	50,656	30,083
See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Net income	$139,086	$53,862	$13,884
Change in cumulative translation adjustment	(808)	2,043	4,034

Comprehensive income	$138,278	$55,905	$17,918

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statement of Stockholders’ Equity
Years Ended December 31, 2006, 2005 and 2004

							Accumulated
			Additional				Other
	Number	Common	Paid-in	Retained	Treasury	Deferred	Comprehensive
	of Shares	Stock	Capital	Earnings	Stock	Compensation	Income	Total
	(In thousands, except share data)
Balance at December 31, 2003	20,348,400	$203	$86,375	$915	$—	$—	$10,463	$97,956
Net income	—	—	—	13,884	—	—	—	13,884
Cumulative translation adjustment	—	—	—	—	—	—	4,034	4,034
Issuance of common stock:
Acquisition of IEM	3,882,000	39	9,961	—	—	—	—	10,000
Other acquisitions	533,454	5	3,036	—	—	—	—	3,041
Exercise of stock options	81,180	1	184	—	—	—	—	185
For cash	656,568	7	1,753	—	—	—	—	1,760
Exercise of warrants	13,393,618	134	40,861	—	—	—	—	40,995
Issuance of restricted stock	—	—	977	—	—	(977)	—	—
Amortization of non-vested restricted stock	—	—	—	—	—	225	—	225

Balance at December 31, 2004	38,895,220	$389	$143,147	$14,799	$—	$(752)	$14,497	$172,080
Net income	—	—	—	53,862	—	—	—	53,862
Cumulative translation adjustment	—	—	—	—	—	—	2,043	2,043
Issuance of common stock:
Acquisition of Parchman	2,655,336	27	16,861	—	—	—	—	16,888
Acquisition of Spindletop	90,364	—	1,053	—	—	—	—	1,053
Exercise of warrants	2,048,526	20	9,980	—	—	—	—	10,000
For cash	136,376	1	1,403	—	—	—	—	1,404
Exercise of stock options	15,082	—	79	—	—	—	—	79
Purchase of warrants	—	—	(256)	—	—	—	—	(256)
Stock compensation	16,096	—	187	—	—	—	—	187
Expense related to employee stock options	—	—	230	—	—	—	—	230
Issuance of restricted stock	153,736	2	4,616	—	—	(4,618)	—	—
Amortization of deferred compensation	—	—	—	—	—	1,747	—	1,747
Purchase of minority interest	11,556,344	116	138,604	—	—	(180)	—	138,540
Dividend paid	—	—	(95,118)	(51,776)	—	—	—	(146,894)
Repurchase of common stock	(35,570)	—	—	—	(202)	—	—	(202)

Balance at December 31, 2005	55,531,510	$555	$220,786	$16,885	$(202)	$(3,803)	$16,540	$250,761
Adoption of SFAS No. 123R	—	—	(3,803)	—	—	3,803	—	—
Net income	—	—	—	139,086	—	—	—	139,086
Cumulative translation adjustment	—	—	—	—	—	—	(808)	(808)
Issuance of common stock:
Net proceeds from initial public offering	13,000,000	130	288,505	—	—	—	—	288,635
Acquisition of Parchman	1,000,000	10	23,490	—	—	—	—	23,500
Acquisition of MGM	164,210	2	3,857	—	—	—	—	3,859
Acquisition of Pumpco	1,010,566	10	21,414	—	—	—	—	21,424
Exercise of stock options	506,405	5	1,810	—	—	—	—	1,815
Expense related to employee stock options	—	—	1,848	—	—	—	—	1,848
Excess tax benefit from share-based compensation	—	—	2,333	—	—	—	—	2,333
Vested restricted stock	205,782	2	(2)	—	—	—	—	—
Amortization of non-vested restricted stock	—	—	2,768	—	—	—	—	2,768

Balance at December 31, 2006	71,418,473	$714	$563,006	$155,971	$(202)	$—	$15,732	$735,221

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2006, 2005 and 2004

	Year Ended December 31,
	2006	2005	2004
		(In thousands)
Cash provided by:
Net income	$139,086	$53,862	$13,884
Items not affecting cash:
Depreciation and amortization	79,813	48,840	21,616
Deferred income taxes	30,907	17,993	9,267
Write-off of deferred financing fees	170	3,315	—
Loss on sale of discontinued operations	603	—	—
Minority interest	(49)	384	4,705
Excess tax benefit from share-based compensation	(2,333)	—	—
Non-cash compensation expense	4,616	1,984	—
Other	3,893	2,451	(44)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(105,203)	(69,755)	(20,585)
Inventory	(11,511)	(18,346)	(7,936)
Prepaid expense and other current assets	(1,201)	(4,903)	(3,480)
Accounts payable	14,819	18,647	5,032
Accrued liabilities and other	34,133	21,955	12,163

Net cash provided by operating activities	187,743	76,427	34,622
Investing activities:
Business acquisitions, net of cash acquired	(369,606)	(67,689)	(139,362)
Additions to property, plant and equipment	(303,922)	(125,142)	(46,904)
Purchase of short-term securities	(165,000)	—	—
Proceeds from sale of short-term securities	165,000	—	—
Proceeds from sale of fixed assets	3,355	4,473	489
Proceeds from sale of disposal group	19,310	—	—
Additions to intangible assets	—	—	(999)

Net cash used in investing activities	(650,863)	(188,358)	(186,776)
Financing activities:
Issuances of long-term debt	608,703	741,599	121,639
Repayments of long-term debt	(1,053,789)	(464,605)	(9,859)
Net borrowings (repayments) under lines of credit	—	(19,603)	32,500
Repayment of convertible debentures	—	(4,069)	—
Issuances (repayments) of notes payable	(13,589)	(1,690)	376
Borrowings under senior notes	650,000	—	—
Proceeds from issuances of common stock	291,674	12,267	16,611
Dividend paid	—	(146,894)	—
Repurchase of common stock/warrants	—	(458)	—
Deferred financing fees	(13,956)	(4,408)	(3,637)
Excess tax benefit from share-based compensation	2,333	—	—

Net cash provided by financing activities	471,376	112,139	157,630
Effect of exchange rate changes on cash	213	(350)	(23)

Change in cash and cash equivalents	8,469	(142)	5,453
Cash and cash equivalents, beginning of period	11,405	11,547	6,094

Cash and cash equivalents, end of period	$19,874	$11,405	$11,547

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized	$35,947	$23,718	$6,756
Cash paid for taxes	$40,132	$15,138	$1,136
Significant non-cash investing and financing activities:
Common stock issued for acquisitions	$48,783	$20,118	$3,041
Non-cash consideration for acquisitions	$—	$13,699	$4,510
Debt acquired in acquisition	$30,784	$—	$—
Acquisition of minority interest	$—	$93,792	$—
Notes issued for equipment	$—	$1,281	$—
Capital expenditures in accounts payable	$—	$792	$—
See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
1. General:
     (a) Nature of operations:
     Complete Production Services, Inc. is a provider of specialized services and products focused on developing hydrocarbon reserves, reducing operating costs and enhancing production for oil and gas companies. Complete Production Services, Inc. focuses its operations on basins within North America and manages its operations from regional field service facilities located throughout the U.S. Rocky Mountain region, Texas, Oklahoma, Louisiana, Arkansas, Kansas, western Canada, Mexico and Southeast Asia.
     References to “Complete”, the “Company”, “we”, “our” and similar phrases are used throughout these financial statements and relate collectively to Complete Production Services, Inc. and its consolidated affiliates.
     On September 12, 2005, we completed the combination (the “Combination”) of Complete Energy Services, Inc. (“CES”), Integrated Production Services, Inc. (“IPS”) and I.E. Miller Services, Inc. (“IEM”). CES, incorporated on November 7, 2003, provides integrated wellsite services including a wide range of services to the oil and gas exploration industry, and operates in north and east Texas as well as in the Mid-Continent and the Rocky Mountain regions of the United States. IPS is a Delaware corporation, formerly named Saber Energy Services, Inc. (“Saber”), which was incorporated on May 22, 2001. Saber combined with Integrated Production Services Ltd. (“IPSL”) on September 20, 2002, accounted for as a continuity of interests transaction since both entities were controlled by a common shareholder, and the combined entity changed its name to Integrated Production Services, Inc. IPS provides a wide range of services and products to the oil and gas industry designed to reduce customers’ operating costs and increase production from customers’ hydrocarbon reserves. IPS has operations in western Canada, Texas, Louisiana, Mexico and Southeast Asia. IEM was incorporated on August 26, 2004 to acquire certain businesses that perform land rig moving services in Louisiana and Texas and vacuum truck services in south Louisiana.
     Pursuant to the Combination, CES and IEM shareholders exchanged all of their common stock for common stock of IPS. The Combination was accounted for using the continuity of interests method of accounting, which yields results similar to the pooling of interest method. CES shareholders received 19.704 shares of IPS for each share of CES, and IEM shareholders received 19.410 shares of IPS for each share of IEM. Subsequent to the combination, IPS changed its name to Complete Production Services, Inc. As of September 12, 2005, the former CES shareholders owned 57.6% of our common shares, IPS shareholders owned 33.2% and the former IEM shareholders owned 9.2%. IPS was treated as the acquirer of the minority interest ownership in CES and IEM as a result of the Combination. The minority interest ownership in net income of CES and IEM for the years prior to the date of the Combination is calculated based upon the percentage of equity ownership not held by the common controlling shareholder. The consolidated financial statements have been adjusted to reflect minority interest ownership in Complete for all periods presented prior to the date of the Combination.
     On April 20, 2006, we entered into an underwriting agreement in connection with our initial public offering and became subject to the reporting requirements of the Securities Exchange Act of 1934. On April 21, 2006, our common stock began trading on the New York Stock Exchange under the symbol “CPX”. On April 26, 2006, we completed our initial public offering. See Note 14, Stockholders’ Equity.
     (b) Basis of presentation:
     Our consolidated financial statements are expressed in U.S. dollars and have been prepared by us in accordance with accounting principles generally accepted in the United States (“GAAP”). In preparing financial statements, we make informed judgments and estimates that affect the reported amounts of assets and liabilities as of the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we review our estimates, including those related to impairment of long-lived assets and goodwill, contingencies and income taxes. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.
     These audited consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position of Complete as of December 31, 2006 and 2005 and the statements of operations, the statements of comprehensive income, the statements of stockholders’ equity and the statements of cash flows for each of the three years in the period ended December 31, 2006. We believe that these financial statements contain all adjustments necessary so that they are not misleading. Certain reclassifications have been made to 2005 amounts in order to present these results on a comparable basis with amounts for 2006.
     In August 2006, our Board of Directors authorized and committed to a plan to sell certain manufacturing and production enhancement operations of a subsidiary located in Alberta, Canada, which includes certain assets located in south Texas. Accordingly, we have revised our financial statements for all periods presented to classify the assets and liabilities of this disposal group as held for sale and the related results of operations as discontinued operations. See Note 16, Discontinued Operations.
2. Significant accounting policies:
     (a) Basis of preparation:
     Our consolidated financial statements include the accounts of the legal entities discussed above and their wholly owned subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.
     (b) Foreign currency translation:
     Assets and liabilities of foreign subsidiaries, whose functional currencies are the local currency, are translated from their respective functional currencies to U.S. dollars at the balance sheet date exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the year. Foreign exchange gains and losses resulting from translation of account balances are included in income or loss in the year in which they occur. The adjustment resulting from translating the financial statements of such foreign subsidiaries into U.S. dollars is reflected as a separate component of stockholders’ equity.
     (c) Revenue recognition:
     We recognize service revenue when it is realized and earned. We consider revenue to be realized and earned when the services have been provided to the customer, the product has been delivered, the sales price has been fixed or determinable and collectibility is reasonably assured. Generally services are provided over a relatively short time.
     Revenue and costs on drilling contracts are recognized as work progresses. Progress is measured and revenues recognized based upon agreed day-rate charges. For certain contracts, we may receive additional lump-sum payments for the mobilization of rigs and other drilling equipment. Consistent with the drilling contract day-rate revenues and charges, revenues and related direct costs incurred for the mobilization are deferred and recognized over the term of the related drilling contract. Costs incurred to relocate rigs and other drilling equipment to areas in which a contract has not been secured are expensed as incurred.
     We recognize revenue under service contracts as services are performed. We had no unearned revenues associated with long-term service contracts as of December 31, 2006.
(d) Cash and cash equivalents:
     Short-term investments with maturities of less than three months are considered to be cash equivalents and are recorded at cost, which approximates fair market value. For purposes of the consolidated statements of cash flows, we consider all investments in highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
(e) Trade accounts receivable:
     Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses incurred in our existing accounts receivable. We determine the allowance based on historical write-off experience, account aging and our assumptions about the oil and gas industry economic cycle. We review our allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all appropriate means of collection have been exhausted and the potential for recovery is considered remote. Based on our customer base, we do not believe that we have any significant concentrations of credit risk other than our concentration in the oil and gas industry. We have no significant off balance-sheet credit exposure related to our customers.

     (f) Inventory:
     Inventory, which consists of finished goods and materials and supplies held for resale, is carried at the lower of cost and market. Market is defined as net realizable value for finished goods and as a replacement cost for manufacturing parts and materials. Cost is determined on a first-in, first-out basis for refurbished parts and an average cost basis for all other inventories and includes the cost of raw materials and labor for finished goods. We record a reserve for excess and obsolete inventory based upon specific identification of items based on periodic reviews of inventory on hand.
(g) Property, plant and equipment:
     Property, plant and equipment are carried at cost less accumulated depreciation. Major betterments are capitalized. Repairs and maintenance that do not extend the useful life of equipment are expensed.
     Depreciation is provided over the estimated useful life of each asset as follows:

Asset	Basis	Rate
Buildings	straight-line	39 years
Field Equipment
Wireline, optimization and coiled tubing equipment	straight-line	10 years
Gas testing equipment	straight-line	15 years
Drilling rigs	straight-line	20 years
Well-servicing rigs	straight-line	25 years
Office furniture and computers	straight-line	3 to 7 years
Leasehold improvements	straight-line	Shorter of
5 years or life of the lease
Vehicles and other equipment	straight-line	3 to 10 years
(h) Intangible assets:
     Intangible assets, consisting of acquired customer relationships, service marks, non-compete agreements, acquired patents and technology, are carried at cost less accumulated amortization, which is calculated on a straight-line basis over a period of 2 to 10 years depending on the asset’s estimated useful life. The weighted average amortization period was approximately 6 years as of December 31, 2006.
(i) Impairment of long-lived assets:
     In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. When assets are determined to be held for sale, they are separately presented in the appropriate asset and liability sections of the balance sheet and reported at the lower of the carrying amount or fair value less cost to sell, and are no longer depreciated.
(j) Asset retirement obligations:
     We account for asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, pursuant to which we would record the fair value of an asset retirement obligation as a liability in the period in which a legal obligation is incurred associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. Furthermore, we would record a corresponding asset to depreciate over the contractual term of the underlying asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. There were no significant retirement obligations recorded at December 31, 2006.

(k) Deferred financing costs:
     Deferred financing costs associated with long-term debt under revolving credit facilities and senior notes are carried at cost and are expensed over the term of the applicable long-term debt facility or the term of the notes.
(l) Goodwill:
     Goodwill represents the excess of costs over fair value of assets of businesses acquired. We apply the provisions of SFAS No. 142, which requires an impairment test at least annually or more frequently if indicators of impairment are present, whereby we estimate the fair value of the asset by discounting future cash flows at our projected cost of capital rate. If the fair value estimate is less than the carrying value of the asset, an additional test is required whereby we apply a purchase price analysis consistent with that described in SFAS No. 141. If impairment is still indicated, we would record an impairment loss in the current reporting period for the amount by which the carrying value of the intangible asset exceeds its projected fair value. Pursuant to this goodwill impairment test, as described in SFAS No. 142, “Accounting for Goodwill and Intangibles,” the fair value of a reporting unit is compared to its carrying value. If the fair value of the reporting unit exceeds the carrying value of its net assets, the excess fair value is considered to be the implied fair value of the goodwill. If the carrying value of goodwill exceeds its implied fair value, a second test is performed similar to a purchase price allocation to determine the amount by which the carrying value of the goodwill exceeds its fair value. The difference would be recognized as an impairment loss. Based upon this testing, goodwill was not deemed to be impaired during the years ended December 31, 2006, 2005 and 2004, and no impairment loss was recorded for the years then ended.
(m) Deferred income taxes:
     We follow the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based upon temporary differences between the carrying amount and tax basis of our assets and liabilities and measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period in which the change occurs. We record a valuation reserve when we believe that it is more likely than not that any deferred tax asset created will not be realized.
(n) Financial instruments:
     The financial instruments recognized in the balance sheet consist of cash and cash equivalents, trade accounts receivable, bank operating loans, accounts payable and accrued liabilities, long-term debt, convertible debentures and senior notes. The fair value of all financial instruments approximates their carrying amounts due to their current maturities or market rates of interest, except the senior notes which were issued in December 2006 with a fixed 8% coupon rate. At December 31, 2006, the fair value of these notes is deemed to approximate the face value of the notes due to the relatively short period between the date of issuance and December 31, 2006.
(o) Per share amounts:
     We use the treasury stock method described in SFAS No. 128 to calculate the dilutive effect of stock options, stock warrants, convertible debentures and non-vested restricted stock. This method requires that we compare the presumed proceeds from the exercise of options and other dilutive instruments, including the expected tax benefit to us, to the exercise price of the instrument, and assume that we used the net proceeds to purchase shares of our common stock at the average price during the period. These assumed shares are then included in the calculation of the diluted weighted average shares outstanding for the period, if not deemed to be anti-dilutive.
(p) Stock-based compensation:
     We have stock-based compensation plans for our employees, officers and directors to acquire common stock. For grants of stock options prior to January 1, 2006, stock options were accounted for under Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees,” whereby no compensation expense is recorded if stock options are issued at fair value on the date of grant. Accordingly, we do not recognize compensation expense associated with these stock option grants which would have been required under SFAS No. 123. We adopted SFAS No. 123R on January 1, 2006. Pursuant to SFAS No. 123R, we measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value. We applied the modified-prospective transition method to account for grants of stock options between September 30, 2005, the date of our initial filing with the Securities and Exchange Commission, and December 31, 2005. For stock options granted on or after January 1, 2006, we use the prospective transition method of SFAS No. 123R to account for these grants and record compensation expense. See Note 14, Stockholders’ Equity.

(q) Research and development:
     Research and development costs are charged to income as period costs when incurred.
(r) Contingencies:
     Liabilities for loss contingencies, including environmental remediation costs not within the scope of SFAS No. 143 arising from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.
(s) Measurement uncertainty:
     Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of the consolidated financial statements in accordance with U.S. GAAP necessarily requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates including those related to bad debts, inventory obsolescence, property plant and equipment useful lives, goodwill, intangible assets, income taxes, contingencies and litigation on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Under different assumptions or conditions, the actual results could differ, possibly materially, from those previously estimated. Many of the conditions impacting these assumptions are estimates outside of our control.
3. Business combinations:
(a) Acquisitions During the Year Ended December 31, 2006:
(i) Outpost Office Inc. (“Outpost”):
     On January 3, 2006, we acquired all of the operating assets of Outpost Office Inc., an oilfield equipment rental company based in Grand Junction, Colorado, for $6,542 in cash, and recorded goodwill of $2,348, which has been allocated entirely to the completion and production services business segment. We believe this acquisition supplemented our completion and production services business in the Rocky Mountain Region.
(ii) The Rosel Company (“Rosel”):
     On January 25, 2006, we acquired all the equity interests of The Rosel Company, a cased-hole and open-hole electric-line business based in Liberal, Kansas, for $11,953, in cash, net of cash acquired and debt assumed, and recorded goodwill of $7,997 resulting from this acquisition, which has been allocated entirely to the completion and production services business segment. We believe this acquisition expanded our presence in the Mid-continent region and enhanced our completion and production services business.
(iii) The Arkoma Group of Companies (“Arkoma”):
     On June 30, 2006, we acquired certain operating assets of J&M Rental Tool, Inc. dba Arkoma Machine & Fishing Tools, Arkoma Machine Shop, Inc. and N&M Supply, LLC, collectively referred to as The Arkoma Group of Companies, a provider of rental tools, machining and fishing services in the Fayetteville Shale and Arkoma Basin, located in Ft. Smith, Arkansas. We paid $18,002 in cash to acquire Arkoma, subject to a final working capital adjustment, and recorded goodwill totaling $8,993, which has been allocated entirely to the completion and production services business segment. We believe this acquisition provides a platform to further expand our presence in the Fayetteville Shale and Arkoma Basin and supplement our completion and production services business in that region.
(iv) CHB Holdings Partnership, Ltd. (“CHB”):
     On July 17, 2006, we acquired all the assets of CHB Holdings Partnership, Ltd., a fluid handling and disposal services business located in Henderson, Texas, for $12,738 in cash, and recorded goodwill of $8,087, which was allocated entirely to the completion and production services business segment. We believe this acquisition is complementary to our fluid handling business in the Bossier Trend region of east Texas.

(v) Turner Group of Companies (“Turner”):
     On July 28, 2006, we acquired all of the outstanding equity interests of the Turner Group of Companies (Turner Energy Services, LLC, Turner Energy SWD, LLC, T. & J. Energy, LLC, T. & J. SWD, LLC and Lloyd Jones Well Service, LLC) for $54,328 in cash, after a final working capital adjustment, and recorded goodwill totaling $16,046. The Turner Group of Companies (“Turner”) is based in the Texas panhandle in Canadian, Texas, and owns a fleet of well service rigs, and provides other wellsite services such as fishing, equipment rental, fluid handling and salt water disposal services. We included the accounts of Turner in our completion and production services business segment and believe that Turner will supplement our completion and production business in the Mid-continent region.
(vi) Quinn Well Control Ltd. (“Quinn”):
     On July 31, 2006, we acquired certain assets of Quinn Well Control Ltd., a slick line business located in Grande Prairie, Alberta, Canada, for $8,876 in cash and recorded goodwill of $4,247. We included the accounts of Quinn in our completion and production services business segment. We believe this acquisition will enhance our Canadian slick-line business and expand our geographic reach in northern Alberta and northeast British Columbia.
(vii) Pinnacle Drilling Co., L.L.C. (“Pinnacle”):
     On August 1, 2006, we acquired substantially all of the assets of Pinnacle Drilling Co., L.L.C., a drilling company located in Tolar, Texas, for $31,703 in cash and recorded goodwill totaling $1,049. In addition, we paid $1,073 in cash related to this equipment during the fourth quarter of 2006. Pinnacle operates three drilling rigs, two in the Barnett Shale region in north Texas and one in east Texas. We included the accounts of Pinnacle in our drilling services business segment. We believe this acquisition will increase our presence in the Barnett Shale of north Texas and the Bossier Trend of east Texas and expand our capacity to drill deep and horizontal wells, which are sought by our customers in this region.
(viii) Oilfield Airfoam and Rentals I, LP (“Airfoam”):
     On August 15, 2006, we acquired substantially all of the assets of Oilfield Airfoam and Rentals I, LP, a fishing and rental services business located in Pocola, Oklahoma, with operations in eastern Oklahoma and western Arkansas, for $6,939 in cash and recorded goodwill totaling $3,115. We paid an additional $1,180 in cash for capital equipment in process at the time of the acquisition but not received until October 2006. We included Airfoam in our completion and production services business segment. We believe this acquisition will complement our completion services business in the Fayetteville Shale.
(ix) Scientific Microsystems Inc. (“SMI”):
     On August 31, 2006, we acquired all the outstanding common stock of Scientific Microsystems, Inc., for $2,900 in cash at closing, with a potential to pay an additional $200 subject to a final working capital adjustment, and recorded goodwill totaling $1,774. SMI is located in Waller, Texas, and is a manufacturer of a conventional line of plunger lift systems and related controllers, and a provider of related engineering services. We may be required to pay up to an additional $800 pursuant to an earn-out agreement with the former owners of SMI, based upon certain defined operating targets for the period from the date of acquisition through September 30, 2007. We included SMI in our completion and production services business segment. We believe the artificial lift systems manufactured by SMI will complement our proprietary Pacemaker Plunger(TM) product.
(x) Drilling Fluid Services, LLC (“DFS”) and KCL Company, LLC (“KCL”):
     On September 15, 2006, we acquired substantially all of the assets of Drilling Fluid Services, LLC and KCL Company, LLC, each of which is located in Greeley, Colorado, and provide chemicals used for completion services to customers in the Wattenberg Field of the Denver-Julesburg Basin in Colorado. We paid a total of $4,250 in cash, or $2,125 each, to acquire DFS and KCL, and recorded goodwill of $1,872 and $1,847, respectively. We have included the operations of DFS and KCL in our completion and production services business segment. We believe these companies will complement our completion and production services business in the Rocky Mountain region.

(xi) Anderson Water Well Service, Ltd. (“Anderson”):
     On September 29, 2006, we acquired substantially all of the assets of Anderson Water Well Service, Ltd., located in Bridgeport, Texas, for $10,760 in cash and we recorded goodwill totaling $7,914. In addition, we issued 38,268 shares of our non-vested restricted stock to the former owners of Anderson, valued at the closing price of our common stock on September 29, 2006, or an aggregate of $755, which will be expensed ratably through September 29, 2008. Anderson drills wells to source water used for hydraulic fractures in the Barnett Shale. We have included the operations of Anderson in our completion and production services business segment. We believe the acquisition of Anderson will strengthen our current water well-drilling business in the Barnett Shale area.
(xii) Jim Lee Trucking, Inc. (“Jim Lee”):
     On October 13, 2006, we acquired substantially all the assets of Jim Lee Trucking, Inc. (“Jim Lee”), a company located in Rock Springs, Wyoming, for $5,000 in cash and we recorded goodwill totaling $3,842. Jim Lee is engaged in the business of hauling barite and other additives for customers in the Greater Green River Basin. We included the accounts of Jim Lee in our completion and production services business segment from the date of acquisition. We believe this acquisition is complementary to our completion and production services business in the Rocky Mountain region.
(xiii) Brothers Group of Companies (“Brothers”):
     On October 13, 2006, we acquired substantially all the assets of Brothers Industries, Ltd., Brothers Well Service, Ltd., Brothers Trucking Service, Ltd., Brothers Supply Company, Ltd., and BWS Vacuum Service, Ltd., collectively the Brothers Industries Group of Companies (“Brothers”) for $6,936 in cash, with an additional potential payment of up to $545 related to a final adjustment, and we recorded goodwill totaling $2,859. Brothers is located in El Campo, Texas, and provides various completion and production services, and has supply store operations. We included the accounts of Brothers in our completion and production services business segment from the date of acquisition. We believe this acquisition supplements our completion and production services business in the Texas region and expands our availability of products throughout the geographic regions we serve.
(xiv) Femco Group of Companies (“Femco”):
     On October 19, 2006, we acquired substantially all the assets of Femco Services, Inc., R&S Propane, Inc. and Webb Dozer Service, Inc. (collectively, “Femco”), a group of companies located in Lindsay, Oklahoma for $35,991 in cash, of which a portion is subject to a final working capital adjustment, and we recorded goodwill totaling $11,189. Femco provides fluid handling, frac tank rental, propane distribution and fluid disposal services throughout southern central Oklahoma. We included the accounts of Femco in our completion and production services business segment from the date of acquisition. We believe this acquisition expands our presence in the Fayetteville Shale and enhances our completion and production services business in the Mid-continent region.
(xv) Pumpco Services, Inc. (“Pumpco”):
     On November 8, 2006, we acquired Pumpco Services, Inc., a provider of pressure pumping services in the Barnett Shale play of north Texas, which owns and operates a fleet of pressure pumping units. Consideration for the acquisition included $144,635 in cash, net of cash received, and the issuance of 1,010,566 shares of our common stock, which was valued at the closing price listed on the New York Stock Exchange on November 8, 2006. The number of shares issued was negotiated with the seller, a related party. A fairness opinion was obtained from a third-party as to the value assigned to the common stock of Pumpco, which was used by us to negotiate the purchase price. In addition, Pumpco had debt outstanding of approximately $30,250 at the time of the acquisition. We recorded goodwill totaling $148,551 associated with this acquisition. We included the accounts of Pumpco in our completion and production services business segment from the date of acquisition. This acquisition allowed us to enter the pressure pumping business in the active Barnett Shale region of north Texas.
     Results for each of these acquisitions have been included in our accounts and results of operations since the date of acquisition. We have not yet finalized the purchase price allocations for these acquisitions. The following tables summarize the preliminary purchase price allocations as of December 31, 2006 by geographic area, as indicated:

Texas — US:	CHB	Pinnacle	Anderson	SMI	Brothers	Pumpco	Totals
Net assets acquired:
Property, plant and equipment	$4,319	$31,452	$2,842	$169	$4,201	$45,976	$88,959
Non-cash working capital	—	—	—	564	(424)	5,441	5,581
Intangible assets	332	275	4	393	300	1,000	2,304
Deferred tax liabilities	—	—	—	—	—	(4,659)	(4,659)
Goodwill	8,087	1,049	7,914	1,774	2,859	148,551	170,234

Net assets acquired	$12,738	$32,776	$10,760	$2,900	$6,936	$196,309	$262,419

Consideration:
Cash, net of cash and cash equivalents acquired	$12,738	$32,776	$10,760	$2,900	$6,936	$144,635	$210,745
Debt assumed in acquisition	—	—	—	—	—	30,250	30,250
Common stock issued for acquisition (1,010,566 shares)	—	—	—	—	—	21,424	21,424

Total consideration	$12,738	$32,776	$10,760	$2,900	$6,936	$196,309	$262,419

Mid-continent — US:	Arkoma	Turner	Airfoam	Rosel	Femco	Totals
Net assets acquired:
Property, plant and equipment	$6,099	$31,313	$4,829	$5,615	$20,226	$68,082
Non-cash working capital	2,496	6,914	—	379	4,426	14,215
Intangible assets	414	55	175	341	150	1,135
Deferred tax liabilities	—	—	—	(1,845)	—	(1,845)
Goodwill	8,993	16,046	3,115	7,997	11,189	47,340

Net assets acquired	$18,002	$54,328	$8,119	$12,487	$35,991	$128,927

Consideration:
Cash, net of cash and cash equivalents acquired	$18,002	$54,328	$8,119	$11,953	$35,991	$128,393
Debt assumed in acquisition	—	—	—	534	—	534

Total consideration	$18,002	$54,328	$8,119	$12,487	$35,991	$128,927

	Rocky Mountains — US				Canada
Other:	Outpost	KCL	DFS	Jim Lee	Quinn	Totals
Net assets acquired:
Property, plant and equipment	$4,297	$225	$200	$1,008	$4,066	$9,796
Non-cash working capital	(225)	—	—	—	45	(180)
Intangible assets	122	53	53	150	518	896
Goodwill	2,348	1,847	1,872	3,842	4,247	14,156

Net assets acquired	$6,542	$2,125	$2,125	$5,000	$8,876	$24,668

Consideration:
Cash, net of cash and cash equivalents acquired	$6,542	$2,125	$2,125	$5,000	$8,876	$24,668

		Mid-	Rocky
Overall Summary:	Texas	Continent	Mountains	Canada	Totals
Net assets acquired:
Property, plant and equipment	$88,959	$68,082	$5,730	$4,066	$166,837
Non-cash working capital	5,581	14,215	(225)	45	19,616
Intangible assets	2,304	1,135	378	518	4,335
Deferred tax liabilities	(4,659)	(1,845)	—	—	(6,504)
Goodwill	170,234	47,340	9,909	4,247	231,730

Net assets acquired	$262,419	$128,927	$15,792	$8,876	$416,014

Consideration:
Cash, net of cash and cash equivalents acquired	$210,745	$128,393	$15,792	$8,876	$363,806
Debt assumed in acquisition	30,250	534	—	—	30,784
Common stock issued for acquisition (1,010,566 shares)	21,424	—	—	—	21,424

Total consideration	$262,419	$128,927	$15,792	$8,876	$416,014

(b) Acquisitions During the Year Ended December 31, 2005:
(i) The Combination:
     On September 12, 2005, IPS, later renamed Complete Production Services, Inc., acquired all of the interest of the minority stockholders in CES and IEM in conjunction with the “Combination.” The Combination was accounted for using the continuity of interest method as described in Note 1. The purchase of the interest of the minority stockholders by IPS was accounted for using the purchase method of accounting. The purchase resulted in goodwill of $93,792, which represented the excess of the purchase price over the carrying value of the net assets acquired.
     The following table summarizes the acquisition of the interest of minority stockholders of CES and IEM in exchange for shares of our common stock and the elimination of the historical amounts reflected in the combined group:

	CES	IEM	Total
Common stock to minority interest	$129,718	$13,167	$142,885
Minority interest in fair value of net assets acquired	44,565	4,528	49,093

Amount recorded as goodwill	$85,153	$8,639	$93,792

     Since this transaction represents the purchase of a minority interest in the combined entity, assets and liabilities were deemed to be recorded at historical cost which approximated fair value. Therefore, we recorded an increase in additional paid-in capital with a similar increase in goodwill, with no other changes to asset or liability accounts.
(ii) Post-Combination Acquisitions (After September 12, 2005):
     (a) Spindletop Production Services, Ltd. (“Spindletop”):
     On September 29, 2005, we acquired all of the assets of Spindletop, an entity owned by a related party, for $237 in cash, and 90,364 shares of our common stock valued at $11.66 per share, or an aggregate of $1,053, in a transaction accounted for as a purchase. This business consists of a manufacturing and equipment repair operation located in Gainsville, Texas, which produces completion products to be sold through our supply stores, distributors and direct sales force, builds drilling rigs and refurbishes and repairs drilling rigs and well service rigs. Spindletop has a primary service area of the Barnett Shale region of north Texas. The results of operations for this business were included in our accounts from the date of acquisition. Goodwill of $613 resulted from the acquisition and was allocated entirely to the product sales segment.
     (b) Big Mac Tank Trucks, Inc. and Affiliates (“Big Mac”):
     On November 1, 2005, we acquired all of the outstanding equity interests of the Big Mac group of companies (Big Mac Transports, LLC, Big Mac Tank Trucks, LLC and Fugo Services, LLC) for $40,800 in cash. Big Mac is based in McAlester, Oklahoma, and provides fluid handling services primarily to customers in eastern Oklahoma and western Arkansas. The purchase price was adjusted for actual working capital and reimbursable capital expenditures during 2006 resulting in a reduction of goodwill of $528. Goodwill resulting from this transaction was allocated entirely to the completion and production services business segment. We included the operating results of Big Mac in the completion and production services business segment from the date of acquisition. We believe that this acquisition provides a platform to enter the eastern Oklahoma market and new Fayetteville Shale play in Arkansas.
     (c) Wolsey Well Service, LP (“Wolsey”):
     On December 15, 2005, we acquired the well servicing assets of Wolsey, a well operating company with a fleet of five well servicing rigs based in Bowie, Texas, for $6,500 in cash. Of the total purchase price, $3,500 was allocated to property, plant and equipment. Goodwill of $3,000 resulted from this transaction and has been allocated entirely to the completion and production services business segment. The results of operations of Wolsey were included in the completion and production services business segment since the date of acquisition.
     Results for each of these acquisitions have been included in our accounts and results of operations since the date of acquisition. The following table summarizes the purchase price allocations for these 2005 post-Combination acquisitions:

Post-Combination 2005	Spindletop	Big Mac	Wolsey	Totals
Net assets acquired:
Property, plant and equipment	$686	$11,715	$3,500	$15,901
Non-cash working capital	(9)	4,833	—	4,824
Intangible assets	—	—	—	—
Goodwill	613	23,724	3,000	27,337

Net assets acquired	$1,290	$40,272	$6,500	$48,062

Consideration:
Cash, net of cash and cash equivalents acquired	$237	$40,272	$6,500	$47,009
Issuance of common stock	1,053	—	—	1,053

Consideration	$1,290	$40,272	$6,500	$48,062

     The price for common shares was based on internal calculations of the fair value for such shares.
(iii) Pre-Combination 2005 Acquisitions (Before September 12, 2005):
     (a) Parchman Energy Group, Inc. (“Parchman”):
     On February 11, 2005, we acquired all of the common shares of Parchman in a business combination accounted for as a purchase. Parchman performs coiled tubing services, well testing services, snubbing services and wireline services in Louisiana, Texas, Wyoming and Mexico. The results of operations for Parchman were included in our accounts from the date of acquisition. In addition, the purchase agreement provided for the issuance of up to 1,000,000 shares of our common stock as contingent consideration over the period from the date of acquisition to December 31, 2005 based on our operating results for operations in the United States. These shares were issued in March 2006 at a share value that approximated our initial public offering price, resulting in additional goodwill on the transaction. Goodwill at the date of closing was $20,255 and was allocated entirely to the completion and production services segment. Intangible assets included customer relationships and patents that are being amortized over a 3-to-5 year period. We awarded 344,664 shares of non-vested restricted common stock to certain former Parchman employees, which will vest over a three-year term. Of these restricted shares, 276,152 shares vested on or before December 31, 2006 or were forfeited. We record deferred compensation associated with these non-vested shares, of which $630 and $980 was expensed in 2006 and 2005, respectively.
     (b) Premier Integrated Technologies (“Premier”):
     On January 1, 2005, we acquired a 50% interest in Premier in a business combination accounted for as a purchase. Premier provides optimization services in Alberta, British Columbia and Saskatchewan. We consolidate Premier, including results of operations, in our accounts from the date of acquisition and have recorded the minority interest ownership. Goodwill of $997 resulted from this acquisition and was allocated entirely to the completion and production services segment.
     (c) Roustabout Specialties Inc. (“RSI”):
     On July 7, 2005, we acquired all of the common shares of RSI in a business combination accounted for as a purchase. RSI is a field services and rental company headquartered in Grand Junction, Colorado, with a primary service area of operation in the Piceance Basin of western Colorado. The results of operations for RSI were included in our accounts from the date of acquisition. Goodwill of $3,073 resulted from the acquisition and was allocated entirely to the completion and production services segment.
     Results for each of these acquisitions have been included in our accounts and results of operations since the date of acquisition. The following table summarizes the purchase price allocations for these 2005 pre-Combination acquisitions:

Pre-Combination 2005	Parchman	Premier	RSI	Totals
Net assets acquired:
Property, plant and equipment	$49,975	$2,164	$4,900	$57,039
Non-cash working capital	1,657	2,390	1,843	5,890
Intangible assets	459	—	—	459
Goodwill	20,255	997	3,073	24,325
Long-term debt	(32,017)	(750)	—	(32,767)
Deferred income taxes	(8,608)	(1,902)	—	(10,510)

Net assets acquired	$31,721	$2,899	$9,816	$44,436

Consideration:
Cash, net of cash and cash equivalents acquired	$9,833	$—	$8,656	$18,489
Subordinated notes	5,000	—	—	5,000
Non-cash working capital	—	1,559	—	1,559
Property, plant and equipment	—	1,340	—	1,340
Issuance of common stock	16,888	—	1,160	18,048

Consideration	$31,721	$2,899	$9,816	$44,436

     The price for common shares was based on internal calculations of the fair value for such shares and/or consultations with the seller.

     (c) Acquisitions During the Year Ended December 31, 2004:
(i) IPS 2004 Acquisitions:
     During 2004, we acquired all of the interests of the following entities in transactions accounted for as a purchase. The businesses acquired included Double Jack Testing and Services, Inc. (“Double Jack”), Nortex Perforating Group, Inc. (“Nortex”), and MGM Well Service, Inc. (“MGM”).
     The following table summarizes the purchase price allocation in millions of dollars:

	Double
	Jack	Nortex	MGM	Total
Non-cash working capital	$0.8	$—	$2.6	$3.4
Property, plant and equipment	2.5	0.8	0.9	4.2
Goodwill	7.5	1.0	5.2	13.7
Deferred income taxes	(0.6)	—	(0.8)	(1.4)

Net assets acquired	$10.2	$1.8	$7.9	$19.9

Consideration:
Cash	$8.0	$1.8	$6.7	$16.5
Issuance of common stock	1.9	—	1.2	3.1
Cash contingent consideration	0.3	—	—	0.3

Total consideration	$10.2	$1.8	$7.9	$19.9

     There were 533,454 common shares issued as consideration on these acquisitions. The share price of $5.70 per share was determined based on an internal valuation using a market multiple methodology and approved by our Board of Directors. These acquisitions provide platforms for the provision of our services in the Barnett Shale and Rocky Mountain regions. In addition, MGM operates an optimization and swabbing business in Texas, and through distributors in Wyoming and Canada, provides us with expertise, personnel, and a platform to expand its optimization business in North America. The results of operations are included in the accounts from the date of acquisition. The purchase agreement for Double Jack provides for up to $1,200 of contingent consideration over the period from the date of acquisition to December 31, 2005 based on operating results of the acquired business. Contingent consideration will be accounted for as an adjustment to the purchase price in the period earned. At December 31, 2004, $300 of the contingent consideration was earned. As of March 31, 2006, an additional $300 of the contingent consideration was deemed earned and paid. The purchase agreement for MGM provides for contingent consideration of up to $3,430 of cash and 214,132 common shares over the period from the date of acquisition to December 31, 2006 based on certain operating results of the acquired MGM business. The goodwill for these acquisitions was allocated entirely to the completion and production services segment. Of the total goodwill recorded associated with the purchase price of $13,700, $12,700 was without tax basis. The contingent consideration was deemed earned as of March 31, 2006, pursuant to which $2,400 was paid and 164,210 shares were issued, resulting in additional goodwill.
(ii) CES 2004 Acquisitions:
     During 2004, we acquired all of the interests (except as noted) of the following entities in a combination accounted for as a purchase. The businesses acquired included LEED Energy Services (“LEED”), Salmon Drilling (“Salmon”), A&W Water Service (“A&W”), Monument Well Service and R&W Rentals (“MWS”), Hyland Enterprises (“Hyland”), Hamm Co. Companies (Hamm Management Co., Hamm and Phillips Service Co., Stride Well Service Company, Inc., Rigmovers, Co., Guard Drilling Mud Disposal, Inc., and Oil Tool Rentals, Co.) (collectively, “Hamm”), and the remaining 50% interest in Price Pipeline (“Price”).

     The following table summarizes the purchase price allocation associated with these transactions in millions of dollars:

	LEED	Salmon	A&W	MWS	Hyland	Hamm	Price	Total
Current assets	$6.9	$0.5	$1.4	$0.8	$7.1	$7.4	$0.4	$24.5
Property, plant and equipment	14.4	3.6	5.5	7.0	21.9	48.7	0.7	101.8
Other assets	0.6	0.2	0.5	0.3	0.4	0.1	0.3	2.4
Intangible assets	0.3	—	0.2	0.3	0.3	0.4	—	1.5
Goodwill	5.5	0.4	8.8	5.7	5.5	33.8	1.2	60.9
Liabilities	(6.8)	—	(1.4)	(0.4)	(9.7)	(2.5)	(1.2)	(22.0)

Net assets acquired	$20.9	$4.7	$15.0	$13.7	$25.5	$87.9	$1.4	$169.1

Consideration:
Cash and seller notes	$14.4	$4.0	$6.6	$6.6	$17.7	$48.1	$0.2	$97.6
Issuance of common stock	5.9	0.5	7.9	6.6	6.6	37.0	1.2	65.7
Acquisition costs	0.6	0.2	0.5	0.5	1.2	2.8	—	5.8

Total consideration	$20.9	$4.7	$15.0	$13.7	$25.5	$87.9	$1.4	$169.1

     There were 6,568,332 common shares issued to minority interest as consideration in connection with these acquisitions. The share price of $2.54 or $6.09 per share was determined based on an internal valuation using a market multiple methodology and approved by our Board of Directors. These acquisitions provide us with a presence in the completion and production services and drilling services segments to the oil and gas industry in the Mid-Continent and Rocky Mountain and Barnett Shale regions. The results of operations have been included in the accounts of Complete from the dates of the respective acquisitions. Goodwill associated with these acquisitions was allocated as follows: $1,549 to the drilling services segment and $59,386 to the completion and production services segment. Intangible assets are comprised of customer relationships, service marks and non-compete agreements and are being amortized over a 3 to 5 year period.
     (iii) I.E. Miller 2004 Acquisitions:
     On August 31, 2004, we acquired all of the stock of I.E. Miller of Eunice (Texas) No. 2, L.L.C., I.E. Miller — Fowler Trucking (Texas) No. 2, L.L.C. and I.E. Miller — Heldt Brothers Trucking (Texas) No. 2, L.L.C. in a combination accounted for as a purchase. The results of operations were included in the accounts of Complete from the date of acquisition. Goodwill associated with these acquisitions was entirely allocated to the drilling services segment. The price per common share of $2.58 was a negotiated price with the seller.
     The following table summarizes the purchase price allocation:

Net assets acquired:
Current assets	$8,641
Property, plant and equipment	12,250
Goodwill (no tax basis)	8,543
Current liabilities	(3,361)

Net assets acquired	$26,073

Consideration:
Cash	$13,573
Issuance of common stock (4,852,500 common shares)	12,500

Total Consideration	$26,073

(d) Pro Forma Results:
     We calculated the pro forma impact of the businesses we acquired on our operating results for the years ended December 31, 2006 and 2005. The following pro forma results give effect to each of these acquisitions, assuming that each occurred on January 1, 2006 and 2005, as applicable.
     We derived the pro forma results of these acquisitions based upon historical financial information obtained from the sellers and certain management assumptions. In addition, we assumed debt service costs related to these acquisitions based upon the actual cash investments, calculated at a rate of 7% per annum, less an assumed tax benefit calculated at our statutory rate of 35%. Each of these acquisitions related to our continuing operations, and, thus, had no pro forma impact on discontinued operations presented on the accompanying statements of operations.

     The following pro forma results do not purport to be indicative of the results that would have been obtained had the transactions described above been completed on the indicated dates or that may be obtained in the future.

	Pro Forma Results
	For the Year Ended
	December 31,
	2006	2005
Revenue	$1,520,101	$948,947
Income before taxes and minority interest	$297,763	$121,372
Net income	$190,009	$76,303
Earnings per share:
Basic	$2.89	$1.64

Diluted	$2.79	$1.51

4. Accounts receivable:

	2006	2005
Trade accounts receivable	$260,733	$144,811
Related party receivables(1)	12,478	4,860
Unbilled revenue	27,096	9,271
Notes receivable	78	193
Other receivables	3,810	759

	304,195	159,894
Allowance for doubtful accounts	2,431	1,872

	$301,764	$158,022

(1)	See Note 21, Related Party Transactions.
     The following table summarizes the change in our allowance for doubtful accounts for the years ended December 31, 2006, 2005 and 2004:

	Balance at	Additions	Write-offs	Balance at
	Beginning	Charged	or	End of
Year Ended	of Period	to Expense	Adjustments	Period
	(In thousands)
2006	$1,872	$2,329	$(1,770)	$2,431
2005	$543	$1,332	$(3)	$1,872
2004	$1,087	$—	$(544)	$543
5. Inventory:

	2006	2005
Finished goods	$38,877	$21,082
Manufacturing parts and materials	6,474	12,966
Bulk fuel	298	88

	45,649	34,136
Inventory reserves	1,719	2,070

	$43,930	$32,066

6. Property, plant and equipment:

		Accumulated	Net Book
December 31, 2006	Cost	Depreciation	Value
Land	$5,816	$—	$5,816
Building	7,140	840	6,300
Field equipment	746,314	128,553	617,761
Vehicles	63,687	14,152	49,535
Office furniture and computers	9,891	2,712	7,179
Leasehold improvements	12,895	1,164	11,731
Construction in progress	73,381	—	73,381

	$919,124	$147,421	$771,703

		Accumulated	Net Book
December 31, 2005	Cost	Depreciation	Value
Land	$4,906	$—	$4,906
Building	6,798	609	6,189
Field equipment	375,111	63,277	311,834
Vehicles	37,848	8,692	29,156
Office furniture and computers	5,667	1,374	4,293
Leasehold improvements	4,083	507	3,576
Construction in progress	23,753	—	23,753

	$458,166	$74,459	$383,707

     Construction in progress at December 31, 2006 and 2005 primarily included progress payments to vendors for equipment to be delivered in future periods and component parts to be used in final assembly of operating equipment, which in all cases were not yet placed into service at the time. For the year ended December 31, 2006, we recorded capitalized interest of $2,058 related to assets that we are constructing for internal use and amounts paid to vendors under progress payments for assets that are being constructed on our behalf.
7. Intangible assets:

		As of December 31, 2006			As of December 31, 2005
		Historical	Accumulated	Net Book	Historical	Accumulated	Net Book
Description	Term	Cost	Amortization	Value	Cost	Amortization	Value
	(In months)
Patents and trademarks	60 to 120	$2,762	$360	$2,402	$1,167	$90	$1,077
Contractual agreements	24 to 120	6,839	2,564	4,275	3,489	1,381	2,108
Customer lists and other	36 to 60	1,787	699	1,088	1,346	296	1,050

Totals		$11,388	$3,623	$7,765	$6,002	$1,767	$4,235

     We recorded amortization expense associated with intangible assets of continuing operations totaling $1,865, $1,428 and $675 for the years ended December 31, 2006, 2005 and 2004, respectively. We expect to record amortization expense associated with these intangible assets for the next five years approximating: 2007 — $2,370; 2008 — $1,836; 2009 — $1,399; 2010 — $1,045; and 2011 — $807.
8. Deferred financing costs:

		Accumulated	Net
	Cost	Amortization	Book Value
December 31, 2006
Deferred financing costs	$16,276	$547	$15,729

December 31, 2005
Deferred financing costs	$2,144	$96	$2,048

     We incurred deferred financing costs during 2006 related to the issuance of our senior notes in December 2006 totaling $13,414 and $718 associated with the amendment of our existing term loan and revolving credit facility.
     We assumed the debt of Pumpco upon acquisition on November 11, 2006. In December 2006, we retired all outstanding borrowings under the Pumpco term loan facility and incurred a $170 charge to expense the remaining unamortized deferred financing costs. For the year ended December 31, 2005, we expensed unamortized deferred financing costs totaling $3,315 associated with debt facilities which were retired on September 12, 2005 with the proceeds from our $580.0 million term loan and revolving credit facility.

9. Taxes:
     Tax expense (benefit) from continuing operations consisted of:

	2006	2005	2004
Domestic:
Franchise taxes	$—	$—	$171
Current income taxes	43,396	11,653	218
Deferred income taxes	29,221	18,557	8,015

	72,617	30,210	8,404

Foreign:
Capital taxes	—	—	197
Current income taxes	3,585	3,469	651
Deferred income taxes (benefit)	1,686	(564)	1,252

	5,271	2,905	2,100

Tax expense — continuing operations	$77,888	$33,115	$10,504

     We operate in several tax jurisdictions. A reconciliation of the U.S. federal income tax rate of 35% for the years ended December 31, 2006 and 2005, and 34% for the year ended December 31, 2004, to our effective income tax rate follows:

	2006	2005	2004
Expected provision for taxes:	$75,293	$29,547	$8,998
Increase (decrease) resulting from Foreign tax rate differential	(1,756)	(59)	288
Foreign capital taxes	—	—	197
State taxes, net of federal benefit	5,486	2,190	631
Non-deductible expenses	(1,282)	1,169	200
Other, net	147	268	190

Tax expense — continuing operations	$77,888	$33,115	$10,504

     The net deferred income tax liability from continuing operations was comprised of the tax effect of the following temporary differences:

	2006	2005
Deferred income tax assets:
Net operating loss	$686	$909
Intangible assets	3,080	2,781
Tax credits	—	1,490
Stock-based compensation costs	1,636	79

	5,402	5,259
Less valuation allowance	(747)	(877)

	4,655	4,382

Deferred income tax liabilities:
Property, plant and equipment	(85,110)	(48,888)
Goodwill	(7,487)	(3,242)
Other	(2,863)	(4,344)

	(95,460)	(56,474)

Net deferred income tax liability	$(90,805)	$(52,092)

     The net deferred income tax liability consisted of:

	2006	2005
Domestic	$(80,269)	$(45,766)
Foreign	(10,536)	(6,326)

	$(90,805)	$(52,092)

     In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Net operating loss carryforwards are included in the determination of our deferred tax asset at December 31, 2006. We will need to generate future taxable income of approximately $2,131 in order to fully utilize our net operating loss carryforwards.

     We had U.S. loss carryforwards of $1,599 at December 31, 2005 which had been fully utilized as of December 31, 2006. We have a $2,131 foreign non-capital loss carryforward at December 31, 2006, compared to $1,163 at December 31, 2005.
     No deferred income taxes were provided on approximately $11,277 of undistributed earnings of foreign subsidiaries as of December 31, 2006, as we intend to indefinitely reinvest these funds. Upon distribution of these earnings in the form of dividends or otherwise, we may be subject to U.S. income taxes and foreign withholding taxes. It is not practical, however, to estimate the amount of taxes that may be payable on the eventual distribution of these earnings after consideration of available foreign tax credits.
     In June 2006, the FASB issued an interpretation entitled “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” referred to as “FIN 48.” FIN 48 clarifies the accounting for uncertain tax positions that may have been taken by an entity and prescribes a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return, with guidelines to assess potential exposure related to this uncertainty. See Note 25, Recent Accounting Pronouncements and Authoritative Literature.
10. Bank operating loans:
     At December 31, 2004, we had Canadian — and U.S. dollar — syndicated revolving operating credit facilities in place. The Canadian operating facility provided up to C$10,000. The U.S. operating facility line provided a revolving credit facility up to $10,000. Interest was on a grid based on certain financial ratios and ranged from prime — to — prime plus 1.25% per annum. At December 31, 2004, Canadian and U.S. prime were 4.25% and 5.25%, respectively. The facilities were secured by a general security agreement providing a first charge against our assets. The Canadian and U.S. credit facilities included a commitment fee of 0.25% and 0.375% per annum, respectively, on the average unused portion of the revolving credit facilities.
     The maximum amounts available under these credit facilities were subject to a borrowing base formula based upon trade accounts receivable and inventory. As at December 31, 2004, the maximum available under these combined facilities was limited by the borrowing base formula to $20,536.
     At December 31, 2004, we had drawn $15,745 on these operating lines and an additional amount of $6,000 outstanding pursuant to an overnight facility in the United States offset by a corresponding $6,000 of cash on deposit in Canada. As at December 31, 2004, $48 of letters of credit were outstanding.
     On September 12, 2005, we retired all amounts outstanding under these bank operating loans with proceeds from borrowings under a new $580,000 term loan and revolving credit facility. See Note 12, Long-term Debt.
11. Notes payable:
     On January 5, 2006, we entered into a note agreement with our insurance broker to finance our annual insurance premiums for the policy year beginning December 1, 2005 through November 30, 2006. As of December 31, 2005, we recorded a note payable totaling $14,584 and an offsetting prepaid asset which included a broker’s fee of $600. We amortized the prepaid asset to expense over the policy term, and incurred finance charges totaling $268 as interest expense related to this arrangement during 2006. This policy was renewed for the policy term beginning December 1, 2006 through November 30, 2007, pursuant to which we recorded a note payable and an offsetting prepaid asset totaling $17,087 as of December 31, 2006, which includes a broker’s fee of approximately $600. Of this liability, $10,190 was paid on January 5, 2007, and the remainder will be paid during the policy term.
12. Long-term debt:
     The following table summarizes long-term debt as of December 31, 2006 and 2005:

	2006	2005
U.S. term loan facility(a)	$—	$418,950
U.S. revolving credit facility(a)	78,668	58,096
Canadian revolving credit facility(a)	17,575	27,016
8% senior notes(b)	650,000	—
Subordinated seller notes(c)	3,450	8,450
Capital leases and other(d)	1,948	3,419

	751,641	515,931
Less: current maturities of long-term debt and capital leases	1,064	5,950

	$750,577	$509,981

(a)	Concurrent with the consummation of the Combination on September 12, 2005, we entered into a credit agreement related to a syndicated senior secured credit facility (the “Credit Facility”) pursuant to which all bank debt held by IPS, CES and IEM was repaid and replaced with the proceeds from the Credit Facility. The Credit Facility was comprised of a $420,000 term loan credit facility that will mature in September 2012, a U.S. revolving credit facility of $130,000 that was to mature in September 2010, and a Canadian revolving credit facility of $30,000 that was to mature in September 2010. Interest on the Credit Facility was to be determined by reference to the London Inter-bank Offered Rate (“LIBOR”) plus a margin of 1.25% to 2.75% (depending on the ratio of total debt to EBITDA, as defined in the agreement) for revolving advances and a margin of 2.75% for term loan advances. Interest on advances under the Canadian revolving facility was to be calculated at the Canadian Prime Rate plus a margin of 0.25% to 1.75%. Quarterly principal repayments of 0.25% of the original principal amount are required for the term loans, which commenced in December 2005. The agreement governing the Credit Facility contains covenants restricting the levels of certain transactions including: entering into certain loans, the granting of certain liens, capital expenditures, acquisitions, distributions to stockholders, certain asset dispositions and operating leases. The Credit Facility is secured by substantially all of our assets.

On March 29, 2006, our lenders amended and restated the agreement governing the Credit Facility to provide for, among other things: (1) an increase in the amount of the U.S. revolving credit facility to $170,000 from $130,000; (2) an increase in the level of capital expenditures permitted under the agreement for the years ended December 31, 2006 and 2007; (3) a waiver of the requirement to prepay up to $50,000 of term debt using the first $100,000 of proceeds from an equity offering in 2006; and (4) a reduction in the Eurocurrency margin on the term loan to LIBOR plus 2.50%. In addition, at any time prior to the maturity of the facility, and as long as no default or event of default has occurred (and is continuing), we had the right to increase the aggregate commitments under the amended Credit Facility agreement by a total of up to $150,000, subject to receiving commitments from one or more lenders totaling this amount. On October 20, 2006, we exercised the accordion feature of our Credit Facility and received authorization from our lenders to increase the commitment of our U.S. revolving credit facility from $170,000 to $310,000 and to increase the commitment of our Canadian revolving credit facility from $30,000,000 to $40,000,000. There were no other significant modifications to the terms or restrictive debt covenants of our Credit Facility at that time.

On April 28, 2006, we repaid all outstanding borrowings under our U.S. revolving credit facility using a portion of the proceeds from our initial public offering totaling $127,500. See Note 14, Stockholders’ Equity. Subsequently, we borrowed and repaid amounts under the swingline portion of this U.S. revolving facility, resulting in a net borrowing of $78,668 as of December 31, 2006.

On December 6, 2006, we amended and restated our existing senior secured credit facility (the “Credit Agreement”) with Wells Fargo Bank, National Association, as U.S. Administrative Agent, and certain other financial institutions. The Credit Agreement provides for a $310.0 million U.S. revolving credit facility that will mature in 2011 and a $40.0 million Canadian revolving credit facility (with Integrated Production Services, Ltd., one of our wholly-owned subsidiaries, as the borrower thereof) that will mature in 2011. In addition, certain portions of the credit facilities are available to be borrowed in U.S. Dollars, Canadian Dollars, Pounds Sterling, Euros and other currencies approved by the lenders.

Subject to certain limitations, we have the ability to elect how interest under the Credit Agreement will be computed. Interest under the Credit Agreement may be determined by reference to (1) the London Inter-bank Offered Rate, or LIBOR, plus an applicable margin between 0.75% and 1.75% per annum (with the applicable margin depending upon our ratio of total debt to EBITDA (as defined in the agreement)), or (2) the Base Rate (i.e., the higher of the Canadian bank’s prime rate or the CDOR rate plus 1.0%, in the case of Canadian loans or the greater of the prime rate and the federal funds rate plus 0.5%, in the case of U.S. loans), plus an applicable margin between 0.00% and 0.75% per annum. Interest is payable quarterly for base rate loans and at the end of applicable interest periods for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest will be paid at the end of each three-month period.

The Credit Agreement also contains various covenants that limit our and our subsidiaries’ ability to: (1) grant certain liens; (2) make certain loans and investments; (3) make capital expenditures; (4) make distributions; (5) make acquisitions; (6) enter into hedging transactions; (7) merge or consolidate; or (8) engage in certain asset dispositions. Additionally, the Credit Agreement limits our and our subsidiaries’ ability to incur additional indebtedness if: (1) we are not in pro forma compliance with all terms under the Credit Agreement, (2) certain covenants of the additional indebtedness are more onerous than the covenants set forth in the Credit Agreement, or (3) the additional indebtedness provides for amortization, mandatory prepayment or repurchases of senior unsecured or subordinated debt during the duration of the Credit Agreement with certain exceptions. The Credit Agreement also limits additional secured debt to 10% of our consolidated net worth (i.e., the excess of our assets over the sum of our liabilities plus the minority interests). The Credit Agreement contains covenants which, among other things, require us and our subsidiaries, on a consolidated basis, to maintain specified ratios or conditions as follows (with such ratios tested at the end of each fiscal quarter): (1) total debt to EBITDA, as defined in the Credit Agreement, of not more than 3.0 to 1.0; and (2) EBITDA, as defined, to total interest expense of not less than 3.0 to 1.0. We were in compliance with all debt covenants under the amended and restated Credit Agreement as of December 31, 2006.

Under the Credit Agreement, we are permitted to prepay our borrowings.

All of the obligations under the U.S. portion of the Credit Agreement are secured by first priority liens on substantially all of the assets of our U.S. subsidiaries as well as a pledge of approximately 66% of the stock of our first-tier foreign subsidiaries. Additionally, all of the obligations under the U.S. portion of the Credit Agreement are guaranteed by substantially all of our U.S. subsidiaries. All of the obligations under the Canadian portions of the Credit Agreement are secured by first priority liens on substantially all of the assets of our subsidiaries. Additionally, all of the obligations under the Canadian portions of the Credit Agreement are guaranteed by us as well as certain of our subsidiaries.

If an event of default exists under the Credit Agreement, as defined, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies. While an event of default is continuing, advances will bear interest at the then-applicable rate plus 2%.

All borrowings outstanding under the term loan portion of the amended Credit Agreement bore interest at 7.66% through 2006 until the term loan was retired in December 2006. There were no borrowings outstanding under the term loan portion of the facility at December 31, 2006. Borrowings under the U.S. revolving facility bore interest at rates ranging from 6.62% to 8.50% and the Canadian revolving credit facility bore interest at 6.25% at December 31, 2006. For the year ended December 31, 2006, the weighted average interest rate on average borrowings under the amended Credit Facility was approximately 7.48%. There were letters of credit outstanding under the U.S. revolving portion of the facility totaling $11,301 which reduced the available borrowing capacity as of December 31, 2006. We incurred fees ranging from 1.25% to 2.25% of the total amount outstanding under letter of credit arrangements through December 31, 2006. Our available borrowing capacity under the U.S. and Canadian revolving facilities at December 31, 2006 was $220,031 and $22,425, respectively.

(b)	On December 6, 2006, we issued 8% senior notes with a face value of $650,000 through a private placement of debt. These notes mature in 10 years, on December 15, 2016, and require semi-annual interest payments, paid in arrears and calculated based on an annual rate of 8%, on June 15 and December 15, of each year, commencing on June 15, 2007. There was no discount or premium associated with the issuance of these notes. The senior notes are guaranteed by all of our current domestic subsidiaries. The senior notes have covenants which, among other things: (1) limit the amount of additional indebtedness we can incur; (2) limit restricted payments such as a dividend; (3) limit our ability to incur liens or encumbrances; (4) limit our ability to purchase, transfer or dispose of significant assets; and (5) limit our ability to enter into sale and leaseback transactions. We have the option to redeem all or part of these notes on or after December 15, 2011. We can redeem 35% of these notes on or before December 15, 2009 using the proceeds of certain equity offerings. Additionally, we may redeem some or all of the notes prior to December 15, 2011 at a price equal to 100% of the principal amount of the notes plus a make-whole premium. We used the net proceeds from this note issuance to repay all outstanding borrowings under the term loan portion of our credit facility which totaled approximately $415,800, to repay all of the outstanding indebtedness assumed in connection with the acquisition of Pumpco which totaled approximately $30,250 and to repay approximately $192,000 of the outstanding indebtedness under the U.S. revolving credit portion of the credit facility.

(c)	On February 11, 2005, we issued subordinated notes totaling $5,000 to certain sellers of Parchman common shares in connection with the acquisition of Parchman. These notes were unsecured, subordinated to all present and future senior debt and bore interest at 6.0% during the first three years of the note, 8.0% during year four and 10.0% thereafter. The notes matured in early May 2006. On May 3, 2006, we repaid all principal and accrued interest outstanding pursuant to these note agreements totaling $5,029.

We issued subordinated seller notes totaling $3,450 in 2004 related to certain business acquisitions. These notes bear interest at 6% and mature in March 2009.

(d)	Included in other outstanding debt at December 31, 2006 was: (1) capital leases totaling $690 which are collateralized by specific assets and bear interest at various rates averaging approximately 10% for the years ended December 31, 2006 and 2005, respectively; (2) a $243 mortgage loan related to property in Wyoming, which requires annual principal payments of approximately $56, accrues interest at 6.0% and matures in 2012; and (3) loans totaling $1,015 related to equipment purchases with terms of 12 to 60 months and extending through September 2010.

     At December 31, 2006, principal maturities under our long-term debt facilities (including capital leases) for the next five years were: 2007 — $1,064; 2008 — $652; 2009 — $3,578; 2010 — $96,328; and 2011 — $19. Our senior notes mature in 2016, at a face value of $650,000.
13. Convertible debentures:
     On May 31, 2000, IPSL, one of our wholly-owned subsidiaries, issued convertible debentures of C$5,000 to mature June 30, 2005 and convertible into 627,408 shares of common stock at the holders’ option at C$7.97 per share at any time prior to maturity. The debentures were secured by a general security agreement providing a charge against IPSL’s assets, subordinated to any other senior indebtedness, and bore interest at 9% per annum. The chief executive officer of the debenture holder was a director of the subsidiary. The debenture was repaid in full on June 30, 2005.
14. Stockholders’ equity:
     On September 12, 2005, we completed the Combination of CES, IPS and IEM pursuant to which CES and IEM stockholders exchanged all of their common stock for common stock of IPS. The CES stockholders received 19.704 shares of IPS common stock for each share of CES, and the IEM stockholders received 19.410 shares of IPS common stock for each share of IEM. Subsequent to the combination, IPS changed its name to Complete Production Services, Inc. In the Combination, the former CES stock was converted into approximately 57.6% of our common stock, the IPS stock remained outstanding and represented approximately 33.2% of our common stock and the former IEM stock was converted into approximately 9.2% of our common shares. The amounts of authorized and issued stock, warrants and options of CES were adjusted to reflect the exchange ratio of 19.704 per share pursuant to the Combination. The amounts of authorized and issued stock, warrants and options of IEM were adjusted to reflect the exchange ratio of 19.410 per share pursuant to the Combination.
(a) Authorized:
     On September 12, 2005, our authorized share capital was increased to 200,000,000 shares of common stock from 24,000,000 shares of common stock with par value of $0.01 per share and to 5,000,000 shares of preferred stock from 1,000 shares of preferred stock with a par value of $0.01 per share.
(b) Stock Split:
     On December 29, 2005, we effected a 2-for-1 split of common stock. As a result, all common stock and per share data, as well as data related to other securities including stock warrants, restricted stock and stock options, were adjusted retroactively to give effect to this stock split for all periods presented within the accompanying financial statements, except par value which remained at $0.01 per share, resulting in an insignificant reclassification between common stock and additional paid-in capital.
(c) Dividend:
     On September 12, 2005, we paid a dividend of $2.62 per share for an aggregate payment of approximately $146,900 to stockholders of record on that date. We were also obligated to issue up to an aggregate of approximately 1,200,000 shares of our common stock as contingent consideration based on certain operating results of companies that we had previously acquired and we made additional cash payments of $3,100 in respect of such contingent shares ultimately issued in the amount of the dividend that would have been paid on such shares if those shares had been issued prior to the payment of the dividend.
(d) Initial Public Offering:
     On April 26, 2006, we sold 13,000,000 shares of our common stock, $.01 par value per share, in our initial public offering. These shares were offered to the public at $24.00 per share, and we recorded proceeds of approximately $292,500 after underwriter fees of $19,500. In addition, we incurred transaction costs of $3,865 associated with the issuance that were netted against the proceeds of the offering. Our stock began trading on the New York Stock Exchange on April 21, 2006. We used approximately $127,500 of the proceeds from this offering to retire principal and interest outstanding under the U.S. revolving credit facility as of April 28, 2006. Of the remaining funds, approximately $165,000 was invested in tax-free or tax-advantaged municipal bond funds and similar financial instruments with a term of less than one year. We liquidated these short-term investments during 2006 to purchase capital assets, to acquire complementary businesses and for other general corporate purposes. We considered our short-term investments as held for sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” as they did not appreciate or depreciate with changes in market value but rather provided only investment income.

     The following table summarizes the pro forma impact of our initial public offering on earnings per share for the years ended December 31, 2006, 2005 and 2004, assuming the 13,000,000 shares had been issued on January 1, 2004. No pro forma adjustments have been made to net income as reported.

	Year Ended December 31,
	2006	2005	2004
Net income as reported	$139,086	$53,862	$13,884
Basic earnings per share, as reported:
Continuing operations	$2.09	$1.09	$0.38
Discontinued operations	$0.02	$0.07	$0.09

	$2.11	$1.16	$0.47

Basic earnings per share, pro forma:
Continuing operations	$1.97	$0.85	$0.27
Discontinued operations	$0.02	$0.05	$0.06

	$1.99	$0.90	$0.33

Diluted earnings per share, as reported:
Continuing operations	$2.02	$1.00	$0.37
Discontinued operations	$0.02	$0.06	$0.09

	$2.04	$1.06	$0.46

Diluted earnings per share, pro forma:
Continuing operations	$1.91	$0.80	$0.26
Discontinued operations	$0.02	$0.05	$0.06

	$1.93	$0.85	$0.32

(e) Stock-based Compensation:
     We maintain each of the option plans previously maintained by IPS, CES and IEM. Under the three option plans, stock-based compensation could be granted to employees, officers and directors to purchase up to 2,540,485 common shares, 3,003,463 common shares and 986,216 common shares, respectively. The exercise price of each option is based on the fair value of the individual company’s stock at the date of grant. Options may be exercised over a five or ten-year period and generally a third of the options vest on each of the first three anniversaries from the grant date. Upon exercise of stock options, we issue our common stock.
     We adopted SFAS No. 123R on January 1, 2006. This pronouncement requires that we measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value.
     (i) Employee Stock Options Granted Prior to September 30, 2005:
     As required by SFAS No. 123R, we continue to account for stock-based compensation for grants made prior to September 30, 2005, the date of our initial filing with the Securities and Exchange Commission, using the intrinsic value method prescribed by APB No. 25, whereby no compensation expense is recognized for stock-based compensation grants that have an exercise price equal to the fair value of the stock on the date of grant.
     (ii) Employee Stock Options Granted Between October 1, 2005 and December 31, 2005:
     For grants of stock-based compensation between October 1, 2005 and December 31, 2005 (prior to adoption of SFAS No. 123R), we have utilized the modified prospective transition method to record expense associated with these stock-based compensation instruments. Under this transition method, we did not record compensation expense associated with these stock option grants during the period October 1, 2005 through December 31, 2005. The pro forma impact of applying the fair value methodology prescribed by SFAS No. 123 for these grants during the period October 1, 2005 through December 31, 2005, would have been a decrease in net income of $39, with no impact on diluted earnings per share as presented. This pro forma impact was calculated by applying a Black-Scholes pricing model with the following assumptions: risk-free rate of 4.23% to 4.47%; expected term of 4.5 years and no dividend rate. The weighted average fair value of these option grants was $2.05 per share.
     Beginning January 1, 2006, upon adoption of SFAS No. 123R, we began to recognize expense related to these option grants over the applicable vesting period. For the year ended December 31, 2006, the compensation expense recognized related to these stock options was $307, which reduced net income by $195. There was no impact on basic and diluted earnings per share from continuing operations as reported for the year ended December 31, 2006 attributable to the compensation expense recognized related to these stock options. The unrecognized compensation costs related to the non-vested portion of these awards was $550 as of December 31, 2006 and will be recognized over the remaining term of the respective three-year vesting periods.
(iii) Employee Stock Options Granted On or After January 1, 2006:
     For grants of stock-based compensation on or after January 1, 2006, we apply the prospective transition method under SFAS No. 123R, whereby we recognize expense associated with new awards of stock-based compensation ratably, as determined using a Black-Scholes pricing model, over the expected term of the award.
     During the year ended December 31, 2006, the Compensation Committee of our Board of Directors authorized the grant of 835,200 employee stock options, 64,800 non-vested restricted shares issuable to our officers and employees and 38,268 non-vested restricted shares issuable in connection with an acquisition in September 2006. Of the stock options authorized, options to purchase 761,400 shares of our common stock were granted on April 20, 2006, options to purchase 7,500 shares of our common stock were granted on May 25, 2006, options to purchase 47,500 shares of our common stock were granted on September 5, 2006 and options to purchase 7,500 shares of our common stock (which includes a grant of 2,500 shares and 5,000 shares) were granted in October 2006. In November 2006, we assumed the stock option plan of Pumpco, which included 145,000 outstanding employee stock options at an exercise price of $5.00 per share. Upon exercise of these Pumpco stock options, we will issue shares of our common stock. The stock option grants in 2006 had an exercise price of $24.00, $23.15, $23.27, $17.60, $19.00 and $5.00 respectively, representing the fair market value on the date of grant, except for the Pumpco shares which were issued below market price pursuant to the agreed-upon conversion rate negotiated as part of the acquisition, and vest ratably over a three- to four-year term. Additionally, the directors’ annual grant of 35,000 options (5,000 per director) and a director’s initial grant of 5,000 stock options were granted, each with a date of grant of April 20, 2006, at an exercise price of $24.00, and which will vest ratably over a four-year term. The directors also received an aggregate of 16,672 shares of non-vested restricted stock on April 26, 2006, representing the same initial and annual grants of restricted stock as for the above options, which will vest over a period of twelve months. The weighted average fair value of 2006 stock option grants was $9.46 per share. The fair value of this stock-based compensation was determined by applying a Black-Scholes option pricing model based on the following assumptions:

	Grant Date
	April	May	September	October	November
Assumptions:	2006	2006	2006	2006	2006
Risk-free rate	4.99% to 5.02%	4.97%	4.73%	4.78% to 4.84%	4.75%
Expected term (in years)	2.2 to 5.1	3.7	2.7 to 3.7	2.7 to 3.7	2.1
Volatility	37%	37%	38%	38%	38%
Calculated fair value per option	$6.26 to $9.81	$7.91	$6.72 to $7.99	$5.51 to $6.05	$16.67
     We completed our initial public offering in April 2006. Therefore, we did not have sufficient historical market data in order to determine the volatility of our common stock. In accordance with the provisions of SFAS No. 123R, we analyzed the market data of peer companies and calculated an average volatility factor based upon changes in the closing price of these companies’ common stock for a three-year period. This volatility factor was then applied as a variable to determine the fair value of our stock options granted during the year ended December 31, 2006.
     We projected a rate of stock option forfeitures based upon historical experience and management assumptions related to the expected term of the options. After adjusting for these forfeitures, we expect to recognize expense totaling $8,588 over the vesting period of these stock options. For the year ended December 31, 2006, we have recognized expense related to these stock option grants totaling $1,498, which represents a reduction of net income before taxes and minority interest. The impact on net income was a reduction of $956 for the year then ended, and a $0.01 reduction in earnings per diluted share from continuing operations from $2.03 to $2.02. The unrecognized compensation costs related to the non-vested portion of these awards was $7,090 as of December 31, 2006 and will be recognized over the applicable remaining vesting periods.
     The following table summarizes the impact of the adoption of SFAS No. 123R on our results of operations and cash flows for the year ended December 31, 2006:

Effect of Adoption
Account Description	of SFAS No. 123R
(In thousands)
Income from continuing operations	Decrease of $1,179
Income before taxes	Decrease of $1,848
Net income	Decrease of $1,179
Cash flows from operating activities	Decrease of $2,333
Cash flows from financing activities	Increase of $2,333
Earnings per share:
Basic	Decrease of $0.02 per share
Diluted	Decrease of $0.02 per share
     The non-vested restricted shares were granted at fair value on the date of grant. If the restricted non-vested shares are not forfeited, we will recognize compensation expense related to our 2006 grants to officers and employees totaling $1,555 over the three-year vesting period, our 2006 grants to directors totaling $400 over a twelve-month vesting period, and our 2006 grants in connection with acquisitions totaling $1,364 over a twenty-four month vesting period. During the year ended December 31, 2006, we recognized expense totaling $1,055 related to these non-vested restricted shares.
     The following tables provide a roll forward of stock options from December 31, 2003 to December 31, 2006 and a summary of stock options outstanding by exercise price range at December 31, 2006:

	Options Outstanding
		Weighted
		Average
		Exercise
	Number	Price
Balance at December 31, 2003	757,048	$4.97
Granted	1,118,856	$4.14
Exercised	(81,180)	$2.29
Cancelled	(16,012)	$5.70

Balance at December 31, 2004	1,778,712	$4.58

     Pursuant to the Combination, upon payment of the dividend of $2.62 per share, the terms of all options outstanding at that time were adjusted to offset the decrease in our per share price attributable to the dividend. The result of this adjustment was applied to the options outstanding at December 31, 2004, resulting in an increase in the number of options outstanding to 2,259,396 and a reduction of the average price to $3.60.

	Options Outstanding
		Weighted
		Average
		Exercise
	Number	Price
Balance at December 31, 2004, adjusted for dividend	2,259,396	$3.60
Granted	1,746,309	$7.39
Exercised	(15,082)	$4.11
Cancelled	(478,179)	$4.15

Balance at December 31, 2005	3,512,444	$5.42
Granted	1,008,900	$21.19
Exercised	(506,406)	$3.52
Cancelled	(150,378)	$8.41

Balance at December 31, 2006	3,864,560	$9.67

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted	Weighted
	Outstanding at	Average	Average	Exercisable at	Average	Average
	December 31,	Remaining	Exercise	December 31,	Remaining	Exercise
Range of Exercise Price	2006	Life (Months)	Price	2006	Life (months)	Price
$2.00	528,788	29	$2.00	347,595	29	$2.00
$3.94	10,950	1	$3.94	10,950	1	$3.94
$4.48 - $4.80	1,059,942	29	$4.67	675,067	25	$4.62
$5.00	324,016	54	$5.00	116,521	36	$5.00
$6.69	630,196	99	$6.69	192,372	98	$6.44
$11.66	476,468	105	$11.66	158,823	105	$11.66
$17.60 - $19.00	7,500	118	$18.53	—	—	—
$23.27 - $24.00	826,700	112	$23.96	—	—	—

	3,864,560	70	$9.67	1,501,328	45	$5.02

     The total intrinsic value of stock options exercised during the years ended December 31, 2006 and 2005 was $8,983 and $114, respectively. The total intrinsic value of all vested outstanding stock options at December 31, 2006 was $24,295. Assuming all stock options outstanding at December 31, 2006 were vested, the total intrinsic value of all outstanding stock options would have been $44,543.
(f) Amended and Restated 2001 Stock Incentive Plan:
     On March 28, 2006, our Board of Directors approved an amendment to the 2001 Stock Incentive Plan which increased the maximum number of shares issuable under the plan to 4,500,000 from 2,540,485, pursuant to which we could grant up to 1,959,515 additional shares of stock-based compensation, as of that date, to our directors, officers and employees. On April 12, 2006, stockholders owning more than a majority of the shares of our common stock adopted the amendment to the 2001 Stock Incentive Plan.
(g) Non-vested Restricted Stock:
     At December 31, 2006, in accordance with SFAS No. 123R, we no longer present deferred compensation as a contra-equity account, but rather have presented the amortization of non-vested restricted stock as an increase in additional paid-in capital. At December 31, 2006, amounts not yet recognized related to non-vested stock totaled $4,151, which represents the unamortized expense associated with awards of non-vested stock granted to employees, officers and directors under our compensation plans, including $2,188 related to grants made in 2006. Compensation expense associated with these grants of non-vested stock is determined as the fair value of the shares on the date of grant, and recognized ratably over the applicable vesting period. We recognized compensation expense associated with non-vested restricted stock totaling $2,738, $1,751 and $73 for the years ended December 31, 2006, 2005 and 2004, respectively. At December 31, 2005, we presented unrecognized amortization as a contra-equity account called “Deferred Compensation” totaling $3,803.
     The following table summarizes the change in non-vested restricted stock from December 31, 2003 to December 31, 2006:

	Non-Vested
	Restricted Stock
		Weighted
		Average
	Number	Grant Price
Balance at December 31, 2003	—	$—
Granted	301,982	$3.33

Balance at December 31, 2004	301,982	$3.33
Granted	637,924	$7.03
Vested	(153,736)	$6.36

Balance at December 31, 2005	786,170	$5.74
Granted	145,643	$22.79
Vested	(213,996)	$7.53
Forfeited	(27,744)	$8.39

Balance at December 31, 2006	690,073	$8.67

(h) Common Shares Issued for Acquisitions:
     In accordance with the agreements relating to the acquisitions of Parchman and MGM Well Services, Inc., entered into in February 2005 and December 2004, respectively, we issued 1,000,000 shares and 164,210 shares, respectively, to the former owners of these companies during the first quarter of 2006, based upon our operating results. As a result of these issuances, we recorded common stock and additional paid-in capital totaling $27,359 with a corresponding increase in goodwill.
     On November 8, 2006, we issued 1,010,566 shares of our common stock as purchase consideration for Pumpco. See Note 21, Related Party Transactions. In connection with this issuance, we recorded common stock and additional paid-in capital totaling $21,424, an issuance price of $21.20 per share which was the closing price of our common stock on November 8, 2006. The number of shares issued was determined based upon the determined market value of Pumpco’s common stock and the agreed-upon purchase price negotiated with the seller.

(i) Warrants:
     On May 23, 2001, we issued a warrant to our major shareholder, SCF-IV, L.P. (“SCF”), to purchase up to 4,000,000 shares of our common stock at an exercise price of $5.00 per share any time through May 23, 2011. The warrant was issued as a source of future financing for our growth. In 2001 and 2004, SCF purchased 740,000 shares and 400,000 shares, respectively, under the warrant. On February 9, 2005, SCF purchased another 2,000,000 shares under the warrant. The warrant was cancelled on September 12, 2005.
     In November 2003, we issued a warrant to SCF to purchase up to 13,792,800 shares of our common stock at an exercise price of $2.54 per share. This warrant was exercised in full during 2004.
     In August 2004, we issued a warrant to SCF to purchase up to 6,211,200 shares of our common stock at an exercise price of $2.58 per share at any time through August 31, 2007 and a warrant to one of our minority stockholders to purchase up to 970,500 shares of our common stock at an exercise price of $2.58 per share at any time through August 31, 2007. These warrants were cancelled on September 12, 2005.
     Pursuant to a then-existing subordinated credit agreement at IEM, we issued detachable warrants to the lenders to purchase up to 71,818 shares of our common stock at $2.58 per share at any time through August 31, 2007. These warrants were cancelled on September 12, 2005. In addition, we issued detachable warrants to our lenders under the subordinated credit agreement to purchase up to 48,526 shares of our common stock at $0.01 per share at any time through August 31, 2007. The fair value of these warrants, $125,000, was recorded as additional paid-in capital and as a discount on the liability under the subordinate credit agreement. These warrants were exercised on September 12, 2005.
     No warrants related to our common stock were outstanding at December 31, 2006.
15. Earnings per share:
     We compute basic earnings per share by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common and potential common share includes the weighted average of additional shares associated with the incremental effect of dilutive employee stock options, non-vested restricted stock, contingent shares, stock warrants and convertible debentures, as determined using the treasury stock method prescribed by SFAS No. 128, “Earnings Per Share.” The following table reconciles basic and diluted weighted average shares used in the computation of earnings per share for the years ended December 31, 2006, 2005 and 2004:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Weighted average basic common shares outstanding	65,843	46,603	29,548
Effect of dilutive securities:
Employee stock options	1,613	743	535
Non-vested restricted stock	313	486	—
Contingent shares(a)	306	—	—
Stock warrants(b)	—	2,824	—

Weighted average diluted common and potential common shares outstanding	68,075	50,656	30,083

(a)	Contingent shares represent potential common stock issuable to the former owners of Parchman and MGM pursuant to the respective purchase agreements based upon 2005 operating results. On March 31, 2006, we calculated and issued the actual shares earned totaling 1,214 shares.

(b)	All outstanding stock warrants were exercised or cancelled as of September 12, 2005, the date of the Combination.
     We excluded the impact of anti-dilutive potential common shares from the calculation of diluted weighted average shares for the years ended December 31, 2006, 2005 and 2004. If these potential common shares were included, the impact would have been a decrease in weighted average shares outstanding of 41,555 shares, 115,249 shares and 235,312 shares, respectively, for the years ended December 31, 2006, 2005 and 2004.

16. Discontinued operations:
     In August 2006, our Board of Directors authorized and committed to a plan to sell certain manufacturing and production enhancement operations of a subsidiary located in Alberta, Canada, which includes certain assets located in south Texas. Although this sale does not represent a material disposition of assets relative to our total assets as presented in the accompanying balance sheets, the disposal group does represent a significant portion of the assets and operations which were attributable to our product sales business segment for the periods presented, and therefore, was accounted for as a disposal group that is held for sale in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We revised our financial statements, pursuant to SFAS No. 144, and reclassified the assets and liabilities of the disposal group as held for sale as of the date of each balance sheet presented and removed the results of operations of the disposal group from net income from continuing operations, and presented these separately as income from discontinued operations, net of tax, for each of the accompanying statements of operations. We ceased depreciating the assets of this disposal group in September 2006 and adjusted the net assets to the lower of carrying value or fair value less selling costs, which resulted in a pre-tax charge of approximately $100.
     On October 31, 2006, we completed the sale of the disposal group for $19,310 in cash, with a potential additional payment subject to a final working capital settlement, and a $2,000 Canadian dollar denominated note (an equivalent of 1,715 U.S. dollars at December 31, 2006) which matures on October 31, 2009 and accrues interest at a specified Canadian bank prime rate plus 1.50% per annum. The carrying value of the related net assets was $21,705 on October 31, 2006. We recorded a loss of $603 associated with the sale of this disposal group, which represents the excess of the sales price over the carrying value of the assets less selling costs, the benefit of a transaction gain related to a release of cumulative translation adjustment associated with this business, and a charge of approximately $1,000 related to capital tax in Canada. We sold this disposal group to Paintearth Energy Services, Inc., an oilfield service company located in Calgary, Alberta, Canada, that employs two of our former employees as key managers. The sales agreement allows Paintearth Energy Services, Inc. to use our subsidiary’s trade name for a period of 120 days from November 1, 2006 through February 28, 2007. Proceeds from the sale of this disposal group were used to repay outstanding borrowings under the Canadian revolving portion of our credit facility.
     Operating results for discontinued operations for the period January 1, 2006 through October 31, 2006, excluding the loss on the sale of the disposal group, and the years ended December 31, 2005 and 2004 were as follows:

	Period
	January 1, 2006
	through	Year Ended
	October 31,	December 31,
	2006	2005	2004
Revenue	$37,292	$37,537	$26,837
Income before taxes and minority interest	$3,393	$3,542	$2,945
Net income before loss on disposal in 2006	$2,406	$2,941	$2,628
Net income	$1,803	$2,941	$2,628
     The captions related to discontinued operations in the accompanying balance sheet at December 31, 2005 were comprised of the following accounts:

December 31,
2005
Current assets held for sale:
Accounts receivable	$9,373
Inventory	9,224
Other	71

$18,668

Long-term assets held for sale:
Property, plant and equipment, net	$873
Goodwill	4,646
Intangible assets	732

$6,251

Current liabilities of held for sale operations:
Accounts payable	$4,429
Accrued expenses	761
Other	260

$5,450

Long-term liabilities of held for sale operations:
Long-term deferred tax liabilities and other	259

$259

17. Segment information:
     SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, establishes standards for the reporting of information about operating segments, products and services, geographic areas, and major customers. The method of determining what information to report is based on the way our management organizes the operating segments for making operational decisions and assessing financial performance. We evaluate performance and allocate resources based on net income (loss) from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest (“EBITDA”). The calculation of EBITDA should not be viewed as a substitute for calculations under U.S. GAAP, in particular net income. EBITDA calculated by us may not be comparable to the EBITDA calculation of another company.
     We have three reportable operating segments: completion and production services (“C&PS”), drilling services and product sales. The accounting policies of our reporting segments are the same as those used to prepare our consolidated financial statements as of December 31, 2006, 2005 and 2004. Inter-segment transactions are accounted for on a cost recovery basis.

		Drilling	Product
	C&PS	Services	Sales	Corporate	Total
Year Ended December 31, 2006
Revenue from external customers	$873,493	$215,255	$123,676	$—	$1,212,424
Inter-segment revenues	$136	$4,179	$59,097	$(63,412)	$—
EBITDA, as defined	$257,630	$78,543	$18,708	$(20,922)	$333,959
Depreciation and amortization	$65,317	$10,599	$1,943	$1,606	$79,465

Operating income (loss)	$192,313	$67,944	$16,765	$(22,528)	$254,494
Capital expenditures	$234,380	$57,853	$9,349	$2,340	$303,922
As of December 31, 2006
Segment assets	$1,369,906	$245,806	$96,537	$28,075	$1,740,324
Year Ended December 31, 2005
Revenue from external customers	$510,304	$129,117	$80,768	$—	$720,189
EBITDA, as defined	$114,033	$42,336	$12,634	$(11,613)	$157,390
Depreciation and amortization	$40,149	$5,666	$1,250	$1,445	$48,510

Operating income (loss)	$73,884	$36,670	$11,384	$(13,058)	$108,880
Capital expenditures	$81,086	$38,574	$4,382	$3,173	$127,215
As of December 31, 2005
Segment assets	$706,135	$137,556	$74,344	$19,618	$937,653
Year Ended December 31, 2004
Revenue from external customers	$194,953	$44,474	$54,483	$—	$293,910
EBITDA, as defined	$38,349	$10,093	$9,690	$(2,869)	$55,263
Depreciation and amortization	$16,750	$2,737	$618	$1,222	$21,327

Operating income (loss)	$21,599	$7,356	$9,072	$(4,091)	$33,936
Capital expenditures	$32,004	$11,840	$2,944	$116	$46,904
As of December 31, 2004
Segment assets	$384,014	$72,839	$53,751	$4,549	$515,153
     Inter-segment sales were not significant for the years ended December 31, 2005 and 2004. The increase in inter-segment sales in 2006 was largely due to drilling rigs assembled by a subsidiary in the product sales business segment which were sold to a subsidiary in the drilling services business segment and the sale of drill pipe to affiliates.
     We do not allocate net interest expense, tax expense or minority interest to the operating segments. The write-off of deferred financing fees of $170 and $3,315 during the years ended December 31, 2006 and 2005, respectively, was recorded as a decrease in EBITDA, as defined, for the Corporate and Other segment. The following table reconciles operating income (loss) as reported above to net income from continuing operations for each of the years ended December 31, 2006, 2005 and 2004:

	Year Ended December 31,
	2006	2005	2004
Segment operating income	$254,494	$108,880	$33,936
Interest expense	40,759	24,460	7,471
Interest income	(1,387)	—	—
Income taxes	77,888	33,115	10,504
Minority interest	(49)	384	4,705

Net income from continuing operations	$137,283	$50,921	$11,256

     The following table reconciles segment information for the product sales business segment as originally reported for the years ended December 31, 2005 and 2004, to the information revised for discontinued operations:

	Original	Discontinued	Revised
	Presentation	Operations	Presentation
Year Ended December 31, 2005
Revenue from external customers	$118,305	$37,537	$80,768

EBITDA, as defined	$16,507	$3,873	$12,634
Depreciation and amortization	1,580	330	1,250

Operating income	$14,927	$3,543	$11,384

Year Ended December 31, 2004
Revenue from external customers	$81,320	$26,837	$54,483

EBITDA, as defined	$12,924	$3,234	$9,690
Depreciation and amortization	907	289	618

Operating income	$12,017	$2,945	$9,072

     The following table summarizes the changes in the carrying amount of goodwill for continuing operations by segment for the three-year period ended December 31, 2006:

		Drilling	Product
	C&PS	Services	Sales	Total
Balance at December 31, 2003	$48,456	$4,940	$1,561	$54,957
Acquisitions	73,101	10,082	—	83,183
Contingency adjustment	250	—	—	250
Foreign currency translation	2,390	—	123	2,513

Balance at December 31, 2004	124,197	15,022	1,684	140,903
Acquisitions	50,089	—	1,610	51,699
Purchase of minority interest	66,279	18,805	8,708	93,792
Accrue contingent consideration	5,800	—	—	5,800
Contingency adjustment and other	263	—	—	263
Foreign currency translation	1,164	—	30	1,194

Balance at December 31, 2005	247,792	33,827	12,032	293,651
Acquisitions	230,681	1,049	—	231,730
Stock issued in accordance with earn-out provisions of purchase agreements	27,359	—	—	27,359
Foreign currency translation	(69)	—	—	(69)

Balance at December 31, 2006	$505,763	$34,876	$12,032	$552,671

     Geographic information (a):

	United		Other
	States	Canada	International	Total
Year Ended December 31, 2006
Revenue by sale origin to external customers	$1,067,708	$88,533	$56,183	$1,212,424
Income before taxes and minority interest	$198,434	$5,977	$10,711	$215,122
December 31, 2006
Long-lived assets	$1,226,342	$117,809	$5,533	$1,349,684
Year Ended December 31, 2005
Revenue by sale origin to external customers	$605,019	$73,644	$41,526	$720,189
Income before taxes and minority interest	$75,718	$2,859	$5,843	$84,420
December 31, 2005
Long-lived assets	$597,834	$85,685	$6,648	$690,167

	United		Other
	States	Canada	International	Total
Year Ended December 31, 2004
Revenue by sale origin to external customers	$226,938	$51,477	$15,495	$293,910
Income (loss) before taxes and minority interest	$22,654	$1,235	$2,576	$26,465
December 31, 2004
Long-lived assets	$306,140	$79,662	$3,398	$389,200

(a)	The segment operating results provided above represent amounts for continuing operations as presented on the accompanying statements of operations. Long-lived assets presented above represent amounts associated with all operations as of the periods then ended as indicated.
     We did not have revenues from any single customer which amounts to 10% or more of our total annual revenue for the years ended December 31, 2006, 2005 or 2004.
18. Legal matters and contingencies:
     In the normal course of our business, we are party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters, including warranty and product liability claims and occasional claims by individuals alleging exposure to hazardous materials, on the job injuries and fatalities as a result of our products or operations. Many of the claims filed against us relate to motor vehicle accidents which can result in the loss of life or serious bodily injury. Some of these claims relate to matters occurring prior to our acquisition of businesses. In certain cases, we are entitled to indemnification from the sellers of the businesses.
     Although we cannot know the outcome of pending legal proceedings and the effect such outcomes may have on us, we believe that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on our financial position, results of operations or liquidity.
19. Financial instruments:
(a) Interest rate risk:
     We manage our exposure to interest rate risks through a combination of fixed and floating rate borrowings. At December 31, 2006, 13% of our long-term debt was in floating rate borrowings. Of the remaining debt, 99% relates to the senior notes issued in December 2006 with a fixed interest rate of 8%.
(b) Foreign currency rate risk:
     We are exposed to foreign currency fluctuations in relation to our foreign operations. In 2006, approximately 7% of our revenues from continuing operations and 3% of our net income from continuing operations before taxes and minority interest were derived from operations conducted in Canadian dollars and the related balance sheet accounts were denominated in Canadian dollars.
(c) Credit risk:
     A significant portion of our trade accounts receivable are from companies in the oil and gas industry, and as such, we are exposed to normal industry credit risks. We evaluates the credit-worthiness of our major new and existing customers’ financial condition and generally do not require collateral.
20. Commitment and contingences:
     We have non-cancelable operating lease commitments for equipment and office space. These commitments for the next five years were as follows at December 31, 2006:

2007	$18,036
2008	13,662
2009	7,708
2010	4,820
2011	3,286
Thereafter	6,280

$53,792

     We expensed operating lease payments totaling $20,258, $10,110 and $6,585 for the years ended December 31, 2006, 2005 and 2004, respectively.
21. Related party transactions:
     We believe all transactions with related parties have the terms and conditions no less favorable to us than transactions with unaffiliated parties.
     We have entered into lease agreements for properties owned by certain of our employees and directors. The leases expire at different times through December 2016. Total lease expense pursuant to these leases was $2,306, $2,976 and $1,439 for the years ended December 31, 2006, 2005 and 2004, respectively.
     In connection with CES’ acquisition of Hamm Co. in 2004, CES entered into that certain Strategic Customer Relationship Agreement with Continental Resources, Inc. (“CRI”). By virtue of the Combination, through a subsidiary, we are now party to such agreement. The agreement provides CRI the option to engage a limited amount of our assets into a long-term contract at market rates. Mr. Hamm is a majority owner of CRI and serves as a member of our board of directors.
     We provided services to companies that were majority-owned by certain of our directors in 2006 which totaled $37,405, of which $37,008 was sold to CRI, and $397 was sold to other companies. Sales to CRI for the years ended December 31, 2005 and 2004 totaled $21,255 and $2,680, respectively. We also purchased services from companies that are majority-owned by certain of our directors which totaled $755, of which $614 was purchased from CRI and $141 was purchased from other companies. Purchases from CRI for the year ended December 31, 2005 totaled $2,164. At December 31, 2006 and 2005, our trade receivables included amounts from CRI of $9,327 and $3,544, respectively, and trade payables of $197 and $130, respectively.
     We provided services to companies majority-owned by certain of our officers, or officers of our subsidiaries, for the year ended December 31, 2006 totaling $21,044, of which $8,324 was sold to HEP Oil (“HEP”), $12,698 was sold to Cimarron and $22 was sold to other companies. HEP and Cimarron are owned by a former officer of one of our subsidiaries who resigned his position in late 2006. In 2005, we provided services totaling $8,794 to these companies, of which $7,804 was sold to HEP and $990 was sold to other companies. We also purchased services in 2006 from companies majority-owned by certain officers, or officers of our subsidiaries, which totaled $5,598, of which $216 was purchased from HEP and $5,382 was purchased from other companies. Purchases from these companies in 2005 totaled $5,149, of which $598 related to HEP, $1,390 related to other companies owned by the same officer, $2,805 related to companies owned by an officer of Parchman and $356 related to other companies. At December 31, 2006 and 2005, our trade receivables included amounts from HEP and Cimarron of $2,483 and $859, respectively. There were no amounts due to HEP or Cimarron at December 31, 2006 and 2005.
     We provided services totaling $5,367 and $1,910 for the years ended December 31, 2006 and 2005, respectively, to Laramie Energy LLC (“Laramie”), a company for which one of our directors serves as an officer. At December 31, 2006 and 2005, our trade receivables included amounts due from Laramie totaling $668 and $457, respectively.
     During 2006, we provided services totaling $3,659 and purchased services totaling $28,114 from companies, or their affiliates, that formerly employed our current officers or for customers on whose board of directors certain of our current directors serve.
     Effective December 1, 2002, we entered into a management services agreement with an affiliate of our major shareholder. This agreement provides for monthly payments of $20 for services rendered. In 2004, $60 was expensed pursuant to this agreement. This agreement was terminated March 31, 2004. Effective November 7, 2003, we entered into a financial advisory services agreement with an affiliate of our major shareholder, which provided for an upfront fee of $250 and quarterly payments of $31. This agreement was cancelled effective September 12, 2005. Effective August 14, 2004, we entered into a financial advisory services agreement with an affiliate of our major shareholder pursuant to which we paid fees of $1,600 in conjunction with our 2004 acquisitions, and management fees of $350 during 2004. This agreement was cancelled effective September 12, 2005.
     We entered into subordinated note agreements with certain employees, including current officers of subsidiaries, whereby we are obligated to pay an aggregate principal amount of $8,450 pursuant to promissory notes issued in conjunction with 2005 and 2004 business acquisitions. Of this amount, $5,000 was repaid in May 2006. The remaining notes mature in 2009. See Note 12, Long-term Debt.

     On December 1, 2001, Bison Oilfield Tools, Ltd. (“Bison”), and PEG, a subsidiary of IPS, entered into a lease agreement pursuant to which PEG leases real property from Bison. A former director of IPS controls Bison as the president of its two general partners. IPS paid Bison $4 per month through December 2006.
     Premier Integrated Technologies Ltd. (“PIT”), an affiliate of IPS, purchased $2,083 and $819 of machining services from a company controlled by employees of PIT during the years ended December 31, 2006 and 2005, respectively.
     On September 29, 2005, we entered into an Asset Purchase Agreement with Spindletop and Mr. Schmitz, a former officer of one of our subsidiaries. Pursuant to the agreement, we purchased the assets of Spindletop in exchange for approximately $200 cash and 90,364 shares of our common stock. Mr. Schmitz was a member of our key operational management who resigned as an officer of one of our subsidiaries in late 2006. Mr. Schmitz remained in our employ as of December 31, 2006.
     On November 8, 2006, we acquired Pumpco, a provider of pressure pumping services in the Barnett Shale play of north Texas, in exchange for consideration of $144.6 million in cash, net of cash acquired, the issuance of 1,010,566 shares of our common stock and the assumption of $30,250 of debt held by Pumpco at the time of the acquisition. Pumpco was purchased from the stockholders of Pumpco. Prior to the acquisition, SCF-VI, L.P. (“SCF-VI”) was the majority stockholder of Pumpco. SCF-VI is an affiliate of SCF-IV, L.P. (“SCF-IV”), which held approximately 35% of our outstanding common stock at the time of the acquisition. Andy Waite and David Baldwin were our Directors at the time of the acquisition and serve as officers of the ultimate general partner of SCF-VI. Our Board of Directors established a Special Committee of directors, each independent of SCF-IV or any of its affiliates, to review and approve the terms of the transaction. UBS Investment Bank acted as exclusive financial advisor to the Special Committee. In addition, John Schmitz, one of our key members of management during 2006, was a stockholder of Pumpco prior to the acquisition. The nature and amount of the consideration paid was determined by negotiations between the stockholders of Pumpco and our management and the Special Committee of our Board of Directors.
22. Retirement plans:
     We maintain defined contribution retirement plans for substantially all of our U.S. and Canadian employees who have completed six months of service. Employees may voluntarily contribute up to a maximum percentage of their salaries to these plans subject to certain statutory maximum dollar values. The maximums range from 20% to 60%, depending on the plan. We make matching contributions at 25% — 50% of the first 6% or 7% of the employee’s contributions, depending on the plan. The employer contributions vest immediately with respect to the Canadian RRSP plan and vest at varying rates under the U.S. 401(k) plans. Vesting ranges from immediately to a graduated scale with 100% vesting after five years of service.
     We expensed $3,194, $2,039 and $853 related to our various defined contribution plans for the years ended December 31, 2006, 2005 and 2004, respectively.
     We provide a seniority premium benefit to substantially all of our Mexican employees, through a subsidiary, in accordance with Mexican law. The benefit consists of a one-time payment equivalent to 12-days wages for each year of service (calculated at the employee’s current wage rate but not exceeding twice the minimum wage), payable upon voluntary termination after fifteen years of service, involuntary termination or death. In addition, we provide statutory mandated severance benefits to substantially all Mexican employees, which includes a one-time payment of three months wages, plus 20-days wages for each year of service, payable upon involuntary termination without cause and charged to income as incurred. We accrued $275 at December 31, 2006 related to our liability under this benefit arrangement in Mexico. A similar amount was accrued at December 31, 2005 and remitted to the Mexican taxing authorities.

23. Unaudited selected quarterly data:
     The following table presents selected quarterly financial data for the years ended December 31, 2006 and 2005 (unaudited, in thousands, except per share amounts):

	2006 — Quarter Ended
	March 31,	June 30,	September 30,	December 31,
Revenues	$262,346	$264,536	$322,034	$363,508
Operating income	$54,906	$50,513	$72,234	$77,011
Net income from continuing operations	$26,915	$26,601	$39,669	$44,098
Net income	$28,113	$27,154	$40,239	$43,580
Earnings per share — continuing operations Basic	$0.48	$0.40	$0.57	$0.62
Diluted	$0.46	$0.39	$0.55	$0.61
Earnings per share:
Basic	$0.51	$0.40	$0.58	$0.62
Diluted	$0.48	$0.39	$0.56	$0.60

	2005 — Quarter Ended
	March 31,	June 30,	September 30,	December 31,
Revenues	$151,056	$160,420	$187,149	$221,564
Operating income	$26,153	$23,415	$28,728	$33,899
Net income from continuing operations	$10,747	$7,913	$17,388	$14,873
Net income	$11,755	$8,376	$17,781	$15,950
Earnings per share — continuing operations(1):
Basic	$0.26	$0.18	$0.38	$0.27
Diluted	$0.23	$0.16	$0.34	$0.26
Earnings per share(1):
Basic	$0.28	$0.19	$0.39	$0.29
Diluted	$0.26	$0.17	$0.35	$0.28

(1)	Quarterly earnings per share amounts were calculated based upon the weighted average number of shares outstanding for the applicable quarter. Therefore the sum of the quarterly earnings per share results may not agree to earnings per share for the year in the accompanying Statements of Operations.
24. Guarantor and Non-Guarantor Condensed Consolidating Financial Statements:
     The following tables present the financial data required by SEC Regulation S-X Rule 3-10(f) related to condensed consolidating financial statements, and includes the following: (1) condensed consolidating balance sheets for the years ended December 31, 2006 and 2005; (2) condensed consolidating statements of operations for the years ended December 31, 2006, 2005 and 2004; and (3) condensed consolidating statements of cash flows for the years ended December 31, 2006, 2005 and 2004.
     Prior to January 1, 2006, the operating activities of our parent company were not separated from the activities of the guarantor subsidiaries. Effective January 1, 2006, Complete Production Services, Inc., our parent company, contributed its operating assets to a new wholly-owned subsidiary, and began to operate as a holding company. Therefore, we have presented the assets of our parent and the guarantor subsidiaries as a combined entity for purposes of the preparation of these condensed consolidating financial statements for each period presented prior to January 1, 2006.

Condensed Consolidating Balance Sheet
December 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Current assets
Cash and cash equivalents	$6,517	$9,533	$7,312	$(3,488)	$19,874
Trade accounts receivable, net	32	273,990	27,742	—	301,764
Inventory, net	—	33,899	10,031	—	43,930
Prepaid expenses and other current assets	1,495	21,307	2,270	—	25,072

Total current assets	8,044	338,729	47,355	(3,488)	390,640
Property, plant and equipment, net	3,384	713,952	54,367	—	771,703
Investment in consolidated subsidiaries	398,414	91,740	—	(490,154)	—
Inter-company receivable	1,007,052	—	—	(1,007,052)	—
Goodwill	93,792	416,515	42,364	—	552,671
Other long-term assets, net	16,473	5,725	3,112	—	25,310

Total assets	$1,527,159	$1,566,661	$147,198	$(1,500,694)	$1,740,324

Current liabilities
Current maturities of long-term debt	$—	$923	$141	$—	$1,064
Accounts payable	1,545	64,958	8,355	(3,488)	71,370
Accrued liabilities	7,361	46,346	7,658	—	61,365
Notes payable	17,087	—	—	—	17,087
Taxes payable	8,065	—	2,454	—	10,519

Total current liabilities	34,058	112,227	18,608	(3,488)	161,405
Long-term debt	728,668	4,093	17,816	—	750,577
Inter-company payable	—	1,000,870	6,182	(1,007,052)	—
Deferred income taxes	29,212	51,057	10,536	—	90,805
Minority interest	—	—	2,316	—	2,316

Total liabilities	791,938	1,168,247	55,458	(1,010,540)	1,005,103
Stockholders’ equity
Total stockholders’ equity	735,221	398,414	91,740	(490,154)	735,221

Total liabilities and stockholders’ equity	$1,527,159	$1,566,661	$147,198	$(1,500,694)	$1,740,324

Condensed Consolidating Balance Sheet
December 31, 2005

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Current assets
Cash and cash equivalents	$7,678	$3,727	$—	$11,405
Trade accounts receivable, net	134,589	25,823	(2,390)	158,022
Inventory, net	25,983	6,083	—	32,066
Prepaid expenses and other current assets	25,911	1,414	—	27,325
Current assets held for sale	—	18,668	—	18,668

Total current assets	194,161	55,715	(2,390)	247,486
Property, plant and equipment, net	335,076	48,631	—	383,707
Investment in consolidated subsidiaries	313,871	—	(313,871)	—
Inter-company receivable	10,639	—	(10,639)	—
Goodwill	256,935	36,716	—	293,651
Other long-term assets, net	5,662	896	—	6,558
Long-term assets held for sale	—	6,251	—	6,251

Total assets	$1,116,344	$148,209	$(326,900)	$937,653

Current liabilities Current maturities of long-term debt	$5,217	$733	$—	$5,950
Accounts payable	39,325	6,939	—	46,264
Accrued liabilities	39,492	7,126	—	46,618
Notes payable	14,985	—	—	14,985
Taxes payable	2,153	1,173	(2,390)	936

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Current liabilities of held for sale operations	—	5,450	—	5,450

Total current liabilities	101,172	21,421	(2,390)	120,203
Long-term debt	482,615	27,366	—	509,981
Inter-company payable	—	10,639	(10,639)	—
Deferred income taxes	46,055	8,029	—	54,084
Minority interest	—	2,365	—	2,365
Long-term liabilities of held for sale operations	—	259	—	259

Total liabilities	629,842	70,079	(13,029)	686,892
Stockholders’ equity
Total stockholders’ equity	486,502	78,130	(313,871)	250,761

Total liabilities and stockholders’ equity	$1,116,344	$148,209	$(326,900)	$937,653

Condensed Consolidated Statement of Operations
Year Ended December 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Revenue:
Service	$—	$975,523	$117,137	$(3,912)	$1,088,748
Product	—	94,882	28,794	—	123,676

	—	1,070,405	145,931	(3,912)	1,212,424
Service expenses	—	539,010	87,688	(3,912)	622,786
Product expenses	—	71,751	16,424	—	88,175
Selling, general and administrative expenses	20,752	133,765	12,817	—	167,334
Depreciation and amortization	1,192	68,332	9,941	—	79,465

Income from continuing operations before interest, taxes and minority interest	(21,944)	257,547	19,061	—	254,664
Interest expense	40,238	18,086	1,920	(19,485)	40,759
Interest income	(20,733)	—	(139)	19,485	(1,387)
Write-off of deferred financing costs	—	170	—	—	170
Equity in earnings of consolidated affiliates	(162,045)	(13,786)	—	175,831	—

Income from continuing operations before taxes and minority interest	120,596	253,077	17,280	(175,831)	215,122
Taxes	(18,490)	91,032	5,346	—	77,888

Income from continuing operations before minority interest	139,086	162,045	11,934	(175,831)	137,234
Minority interest	—	—	(49)	—	(49)

Net income from continuing operations	139,086	162,045	11,983	(175,831)	137,283
Discontinued operations (net of tax)	—	—	1,803	—	1,803

Net income	$139,086	$162,045	$13,786	$(175,831)	$139,086

Condensed Consolidated Statement of Operations
Year Ended December 31, 2005

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Revenue:
Service	$554,639	$91,374	$(6,592)	$639,421
Product	61,536	19,232	—	80,768

	616,175	110,606	(6,592)	720,189
Service expenses	332,805	67,643	(6,592)	393,856
Product expenses	44,651	12,211	—	56,862
Selling, general and administrative expenses	97,552	11,214	—	108,766
Depreciation and amortization	40,308	8,202	—	48,510

Income from continuing operations before interest, taxes and minority interest	100,859	11,336	—	112,195

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Interest expense	33,074	2,507	(11,121)	24,460
Interest income	(11,121)	—	11,121	—
Write-off of deferred financing costs	3,315	—	—	3,315
Equity in earnings of consolidated affiliates	(8,971)	—	8,971	—

Income from continuing operations before taxes and minority interest	84,562	8,829	(8,971)	84,420
Taxes	30,700	2,415	—	33,115

Income from continuing operations before minority interest	53,862	6,414	(8,971)	51,305
Minority interest	—	384	—	384

Net income from continuing operations	53,862	6,030	(8,971)	50,921
Discontinued operations (net of tax)	—	2,941	—	2,941

Net income	$53,862	$8,971	$(8,971)	$53,862

Condensed Consolidated Statement of Operations
Year Ended December 31, 2004

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Revenue:
Service	$203,157	$36,270	$—	$239,427
Product	28,352	26,131	—	54,483

	231,509	62,401	—	293,910
Service expenses	124,347	33,193	—	157,540
Product expenses	27,166	9,939	—	37,105
Selling, general and administrative expenses	35,742	8,260	—	44,002
Depreciation and amortization	15,709	5,618	—	21,327

Income from continuing operations before interest, taxes and minority interest	28,545	5,391	—	33,936
Interest expense	5,760	1,711	—	7,471
Equity in earnings of consolidated affiliates	(4,203)	—	4,203	—

Income from continuing operations before taxes and minority interest	26,988	3,680	(4,203)	26,465
Taxes	8,399	2,105	—	10,504

Income from continuing operations before minority interest	18,589	1,575	(4,203)	15,961
Minority interest	4,705	—	—	4,705

Net income from continuing operations	13,884	1,575	(4,203)	11,256
Discontinued operations (net of tax)	—	2,628	—	2,628

Net income	$13,884	$4,203	$(4,203)	$13,884

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Cash provided by:
Net income	$139,086	$162,045	$13,786	$(175,831)	$139,086
Items not affecting cash:
Equity in earnings of consolidated affiliates	(162,045)	(13,786)	—	175,831	—
Depreciation and amortization	1,192	68,332	10,289	—	79,813
Other	8,946	29,502	(641)	—	37,807
Changes in operating assets and liabilities, net of effect of acquisitions	37,966	(105,435)	1,994	(3,488)	(68,963)

Net cash provided by operating activities	25,145	140,658	25,428	(3,488)	187,743

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Investing activities:
Business acquisitions, net of cash acquired	—	(360,730)	(8,876)	—	(369,606)
Additions to property, plant and equipment	(810)	(289,680)	(13,432)	—	(303,922)
Inter-company advances	(504,609)	—	—	504,609	—
Purchase of short-term securities	(165,000)	—	—	—	(165,000)
Proceeds from sale of short-term securities	165,000	—	—	—	165,000
Proceeds from sale of disposal group	—	—	19,310	—	19,310
Other	(808)	4,168	(5)	—	3,355

Net cash used for investing activities	(506,227)	(646,242)	(3,003)	504,609	(650,863)

Financing activities:
Issuances of long-term debt	598,133	—	10,570	—	608,703
Repayments of long-term debt	(1,028,631)	—	(25,158)	—	(1,053,789)
Issuances (repayments) of notes payable	(13,589)	—	—	—	(13,589)
Inter-company borrowings (repayments)	—	509,074	(4,465)	(504,609)	—
Borrowings under senior notes	650,000	—	—	—	650,000
Proceeds from issuances of common stock	291,674	—	—	—	291,674
Dividends paid	—	—	—	—	—
Other	(11,623)	—	—	—	(11,623)

Net cash provided by (used in) financing activities	485,964	509,074	(19,053)	(504,609)	471,376
Effect of exchange rate changes on cash	—	—	213	—	213

Change in cash and cash equivalents	4,882	3,490	3,585	(3,488)	8,469
Cash and cash equivalents, beginning of period	1,635	6,043	3,727	—	11,405

Cash and cash equivalents, end of period	$6,517	$9,533	$7,312	$(3,488)	$19,874

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2005

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Cash provided by:
Net income	$53,862	$8,971	$(8,971)	$53,862
Items not affecting cash:
Equity in earnings of consolidated affiliates	(8,971)	—	8,971	—
Depreciation and amortization	40,308	8,532	—	48,840
Other	22,146	3,981	—	26,127
Changes in operating assets and liabilities, net of effect of acquisitions	(49,966)	(2,436)	—	(52,402)

Net cash provided by operating activities	57,379	19,048	—	76,427
Investing activities:
Business acquisitions, net of cash acquired	(57,956)	(9,733)	—	(67,689)
Additions to property, plant and equipment	(115,992)	(9,150)	—	(125,142)
Inter-company advances	(11,450)	—	11,450	—
Other	3,521	952	—	4,473

Net cash used for investing activities	(181,877)	(17,931)	11,450	(188,358)

Financing activities:
Issuances of long-term debt	673,336	68,263	—	741,599
Repayments of long-term debt	(400,842)	(63,763)	—	(464,605)
Net borrowings (repayments) under lines of credit	(2,639)	(16,964)	—	(19,603)
Issuances (repayments) of notes payable	(1,690)	—	—	(1,690)
Inter-company borrowings (repayments)	—	11,450	(11,450)	—
Proceeds from issuances of common stock	12,267	—	—	12,267
Dividends paid	(146,894)	—	—	(146,894)
Other	(4,408)	(4,527)	—	(8,935)

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Net cash provided by (used in) financing activities	129,130	(5,541)	(11,450)	112,139
Effect of exchange rate changes on cash	—	(350)	—	(350)

Change in cash and cash equivalents	4,632	(4,774)	—	(142)
Cash and cash equivalents, beginning of period	3,046	8,501	—	11,547

Cash and cash equivalents, end of period	$7,678	$3,727	$—	$11,405

Condensed Consolidated Statement of Cash Flows
Year Ended December 31, 2004

	Parent and
	Guarantor	Non-guarantor	Eliminations/
	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Cash provided by:
Net income	$13,884	$4,203	$(4,203)	$13,884
Items not affecting cash:
Equity in earnings of consolidated affiliates	(4,203)	—	4,203	—
Depreciation and amortization	15,709	5,907	—	21,616
Other	10,894	3,034	—	13,928
Changes in operating assets and liabilities, net of effect of acquisitions	(12,624)	(2,182)	—	(14,806)

Net cash provided by operating activities	23,660	10,962		34,622
Investing activities:
Business acquisitions, net of cash acquired	(139,362)	—	—	(139,362)
Additions to property, plant and equipment	(40,677)	(6,227)	—	(46,904)
Inter-company advances	68	—	(68)	—
Other	489	(999)	—	(510)

Net cash used for investing activities	(179,482)	(7,226)	(68)	(186,776)

Financing activities:
Issuances of long-term debt	121,639	—	—	121,639
Repayments of long-term debt	(9,668)	(191)	—	(9,859)
Net borrowings (repayments) under lines of credit	32,500	—	—	32,500
Inter-company borrowings (repayments)	—	(68)	68	—
Proceeds from issuances of common stock	16,611	—	—	16,611
Other	(3,261)	—	—	(3,261)

Net cash provided by (used in) financing activities	157,821	(259)	68	157,630
Effect of exchange rate changes on cash	—	(23)	—	(23)

Change in cash and cash equivalents	1,999	3,454	—	5,453
Cash and cash equivalents, beginning of period	1,047	5,047	—	6,094

Cash and cash equivalents, end of period	$3,046	$8,501	$—	$11,547

25. Recent accounting pronouncements and authoritative literature:
     In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” SFAS No. 151 amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage), and generally requires that these amounts be expensed in the period that the cost arises, rather than being included in the cost of inventory, thereby requiring that the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 becomes effective for inventory costs incurred during fiscal years beginning after June 15, 2005, but earlier application is permitted. We adopted SFAS No. 151 as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows.
     In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets.” SFAS No. 153 amends current guidance related to the exchange on nonmonetary assets as per APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” to eliminate an exception that allowed exchange of similar nonmonetary assets without determination of the fair value of those assets, and replaced this provision with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 becomes effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We adopted SFAS No. 153 as of January 1, 2006, with no material impact on our financial position, results of operations or cash flows.
     In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which revised SFAS No. 123 and supercedes APB No. 25. SFAS No. 123R requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions. The fair value of the award is to be remeasured at each reporting date through the settlement date, with changes in fair value recognized as compensation expense of the period. Entities should continue to use an option-pricing model, adjusted for the unique characteristics of those instruments, to determine fair value as of the grant date of the stock options. SFAS No. 123R became effective for public companies as of the beginning of the fiscal year after June 15, 2005. We adopted SFAS No. 123R on January 1, 2006. See Note 14, Stockholder’s Equity, for a discussion of the impact of adopting SFAS No. 123R on our financial position, results of operations and cash flows.
     In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, rather than the use of the cumulative effect of a change in accounting principle, unless impracticable. If impracticable to determine the impact on prior periods, then the new accounting principle should be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable, with a corresponding adjustment to equity, unless impracticable for all periods presented, in which case prospective treatment should be applied. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as those required by the issuance of new accounting pronouncements if no specific transition guidance is provided. SFAS No. 154 does not change the previously-issued guidance for reporting a change in accounting estimate or correction of an error. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006, and will apply its provisions, as applicable, to future reporting periods.
     In June 2006, the FASB issued an interpretation entitled “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” referred to as “FIN 48.” FIN 48 clarifies the accounting for uncertain tax positions that may have been taken by an entity. Specifically, FIN 48 prescribes a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return through a two-step process: (1) determining whether it is more likely than not that a tax position will be sustained upon examination by taxing authorities, after all appeals, based upon the technical merits of the position; and (2) measuring to determine the amount of benefit/expense to recognize in the financial statements, assuming taxing authorities have all relevant information concerning the issue. The tax position is measured at the largest amount of benefit/expense that is greater than 50 percent likely of being realized upon ultimate settlement. This pronouncement also specifies how to present a liability for unrecognized tax benefits in a classified balance sheet, but does not change the classification requirements for deferred taxes. Under FIN 48, if a tax position previously failed the more-likely-than-not recognition threshold, it should be recognized in the first subsequent financial reporting period in which the threshold is met. Similarly, a position that no longer meets this recognition threshold, should be derecognized in the first financial reporting period that the threshold is no longer met. FIN 48 became effective on January 1, 2007. We are currently evaluating the effect this pronouncement may have on our financial position, results of operations and cash flows.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” a pronouncement which provides additional guidance for using fair value to measure assets and liabilities, by providing a definition of fair value, stating that fair value should be based upon assumptions market participants would use to price an asset or liability, and establishing a hierarchy that prioritizes the information used to determine fair value, whereby quoted marked prices in active markets would be given highest priority with lowest priority given to data provided by the reporting entity based on unobservable facts. This standard requires disclosure of fair value measurements by level within this hierarchy. SFAS No. 157 becomes effective in the first interim reporting period for the fiscal year beginning after November 15, 2007, with early adoption permitted. We are currently evaluating the impact that this pronouncement may have on our financial position, results of operations and cash flows.
     In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (“SAB”) No. 108, incorporated into the SEC Rules and Regulations as Section N to Topic 1, “Financial Statements,” which provides guidance concerning the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessments. Specifically, entities must consider the effects of prior year unadjusted misstatements when determining whether a current year misstatement will be considered material to the financial statements at the current reporting period and record the adjustment, if deemed material. SAB No. 108 provides a dual approach in order to quantify errors under the following methods: (1) a roll-over method which quantifies the amount by which the current year income statement is misstated, and (2) the “iron curtain” method which quantifies a cumulative error by which the current year balance sheet is misstated. Entities may be required to record errors that occurred in prior years even if those errors were insignificant to the financial statements during the year in which the errors arose. SAB No. 108 became effective as of the beginning of the fiscal year ending after November 15, 2006. Upon adoption, entities may either restate the financial statements for each period presented or record the cumulative effect of the error correction as an adjustment to the opening balance of retained earnings at the beginning of the period of adoption, and provide disclosure of each individual error being corrected within the cumulative adjustment, stating when and how each error arose and the fact that the error was previously considered immaterial. This authoritative guidance had no impact on our financial position, results of operations and cash flows.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. We are currently evaluating the impact that SFAS No. 159 may have on our financial position, results of operations and cash flows.
26. Subsequent events:
  (a) Acquisitions:
     On January 4, 2007, we acquired substantially all the assets of Rainbow Tank Services, Inc. (“Rainbow”), a frac tank rental and fresh water hauling business located in LaSalle, Colorado, based primarily in the Wattenburg Field of the DJ Basin, for $6,142 in cash. This business will be included in the accounts of our completion and production services business from the date of acquisition. We believe this business will supplement our service offerings in the DJ Basin.
     On February 28, 2007, we acquired substantially all the assets of Northern Plains Trucking, Inc. (“NPT”), a fluid handling and fresh frac water heating service provider located in Greeley, Colorado, for $6,020 in cash. NPT provides services to customers in the Wattenburg Field of the DJ Basin. We will include NPT in the accounts of our completion and production services business from the date of acquisition. We believe this business will supplement our service offerings in the DJ Basin.
  (b) 2007 Stock Option and Restricted Stock Grants:
     On January 31, 2007, the Compensation Committee of our Board of Directors approved the annual grant of stock options and non-vested restricted stock to certain employees, officers and directors. Pursuant to this authorization, we issued options to purchase 827,000 shares of our common stock at an exercise price of $19.87. These stock options vest ratably over a three-year term during which we will recognize compensation expense in accordance with SFAS No. 123R. We also issued 56,800 shares of non-vested restricted stock at a grant price of $19.87. We expect to recognize compensation expense associated with this grant of non-vested restricted stock totaling $1,129 ratably over the three-year vesting period.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Balance Sheets
March 31, 2007 (unaudited) and December 31, 2006

	2007	2006
	(In thousands, except
	share data)
ASSETS
Current assets:
Cash and cash equivalents	$20,100	$19,874
Trade accounts receivable, net	325,570	301,764
Inventory, net	61,363	43,930
Prepaid expenses	21,876	24,998
Other current assets	212	74

Total current assets	429,121	390,640
Property, plant and equipment, net	847,988	771,703
Intangible assets, net of accumulated amortization of $4,435 and $3,623, respectively	9,302	7,765
Deferred financing costs, net of accumulated amortization of $986 and $547, respectively	15,361	15,729
Goodwill	556,685	552,671
Other long-term assets	1,939	1,816

Total assets	$1,860,396	$1,740,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$881	$1,064
Accounts payable	88,545	71,370
Accrued liabilities	55,662	57,280
Accrued interest	17,717	4,085
Notes payable	5,131	17,087
Taxes payable	19,375	10,519

Total current liabilities	187,311	161,405
Long-term debt	786,170	750,577
Deferred income taxes	96,933	90,805
Minority interest	2,609	2,316

Total liabilities	1,073,023	1,005,103
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized, 71,661,635 (2006 — 71,418,473) issued	717	714
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	567,049	563,006
Retained earnings	203,321	155,971
Treasury stock, 35,570 shares at cost	(202)	(202)
Accumulated other comprehensive income	16,488	15,732

Total stockholders’ equity	787,373	735,221

Total liabilities and stockholders’ equity	$1,860,396	$1,740,324

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statements of Operations
Three Months Ended March 31, 2007 and 2006 (unaudited)

	Three Months Ended
	March 31,
	2007	2006
	(In thousands, except per share data)
Revenue:
Service	$366,035	$235,119
Product	41,032	27,227

	407,067	262,346
Service expenses	203,513	135,511
Product expenses	31,811	19,883
Selling, general and administrative expenses	50,570	36,446
Depreciation and amortization	28,970	15,607

Income from continuing operations before interest, taxes and minority interest	92,203	54,899
Interest expense	15,625	10,682
Interest income	(212)	(7)

Income from continuing operations before taxes and minority interest	76,790	44,224
Taxes	29,179	17,004

Income from continuing operations before minority interest	47,611	27,220
Minority interest	261	305

Income from continuing operations	47,350	26,915
Income from discontinued operations (net of tax expense of $413)	—	1,198

Net income	$47,350	$28,113

Earnings per share information:
Continuing operations	$0.66	$0.49
Discontinued operations	$—	$0.02

Basic earnings per share	$0.66	$0.51

Continuing operations	$0.65	$0.46
Discontinued operations	$—	$0.02

Diluted earnings per share	$0.65	$0.48

Weighted average shares:
Basic	71,503	55,601
Diluted	73,021	58,783
Consolidated Statements of Comprehensive Income
Three Months Ended March 31, 2007 and 2006 (unaudited)

	Three Months Ended
	March 31,
	2007	2006
	(In thousands)
Net income	$47,350	$28,113
Change in cumulative translation adjustment	756	(118)

Comprehensive income	$48,106	$27,995

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statement of Stockholders’ Equity
Three Months Ended March 31, 2007 (unaudited)

						Accumulated
			Additional			Other
	Number	Common	Paid-in	Retained	Treasury	Comprehensive
	of Shares	Stock	Capital	Earnings	Stock	Income	Total
	(In thousands, except share data)
Balance at December 31, 2006	71,418,473	$714	$563,006	$155,971	$(202)	$15,732	$735,221
Net income	—	—	—	47,350	—	—	47,350
Cumulative translation adjustment	—	—	—	—	—	756	756
Issuance of common stock:
Exercise of stock options	221,374	3	978	—	—	—	981
Expense related to employee stock options	—	—	1,110	—	—	—	1,110
Excess tax benefit from share-based compensation	—	—	1,270	—	—	—	1,270
Vested restricted stock	21,788	—	—	—	—	—	—
Amortization of non-vested restricted stock	—	—	685	—	—	—	685

Balance at March 31, 2007	71,661,635	$717	$567,049	$203,321	$(202)	$16,488	$787,373

See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2007 and 2006 (unaudited)

	Three Months Ended
	March 31,
	2007	2006
	(In thousands)
Cash provided by (used in):
Operating activities:
Net income	$47,350	$28,113
Items not affecting cash:
Depreciation and amortization	28,970	15,727
Deferred income taxes	6,104	2,422
Minority interest	261	305
Excess tax benefit from share-based compensation	(1,270)	(109)
Non-cash compensation expense	1,795	699
Other	1,881	862
Changes in operating assets and liabilities:
Accounts receivable	(24,503)	(30,426)
Inventory	(17,323)	(4,104)
Prepaid expense and other current assets	3,020	2,005
Accounts payable	18,517	18,240
Accrued liabilities and other	20,389	(2,427)

Net cash provided by operating activities	85,191	31,307

Investing activities:
Business acquisitions, net of cash acquired	(12,148)	(18,410)
Additions to property, plant and equipment	(99,902)	(58,882)
Proceeds from disposal of capital assets/other	1,608	1,944

Net cash used in investing activities	(110,442)	(75,348)

Financing activities:
Issuances of long-term debt	107,624	116,295
Repayments of long-term debt	(72,214)	(63,977)
Repayment of notes payable	(11,956)	(7,691)
Proceeds from issuances of common stock	981	69
Excess tax benefit from share-based compensation	1,270	109

Net cash provided by financing activities	25,705	44,805

Effect of exchange rate changes on cash	(228)	(104)

Change in cash and cash equivalents	226	660
Cash and cash equivalents, beginning of period	19,874	11,405

Cash and cash equivalents, end of period	$20,100	$12,065

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized	$1,264	$10,360
Cash paid for taxes	$13,455	$5,484

Significant non-cash investing and financing activities:
Common stock issued for acquisitions	$—	$27,359
Debt acquired in acquisition	$—	$534
See accompanying notes to consolidated financial statements.

COMPLETE PRODUCTION SERVICES, INC.
Notes to Consolidated Financial Statements
(Unaudited in thousands, except share and per share data)
1. General:
(a) Nature of operations:
     Complete Production Services, Inc. is a provider of specialized services and products focused on developing hydrocarbon reserves, reducing operating costs and enhancing production for oil and gas companies. Complete Production Services, Inc. focuses its operations on basins within North America and manages its operations from regional field service facilities located throughout the U.S. Rocky Mountain region, Texas, Oklahoma, Louisiana, Arkansas, Kansas, western Canada, Mexico and Southeast Asia.
     References to “Complete”, the “Company”, “we”, “our” and similar phrases are used throughout these financial statements and relate collectively to Complete Production Services, Inc. and its consolidated affiliates.
     On September 12, 2005, we completed the combination (the “Combination”) of Complete Energy Services, Inc. (“CES”), Integrated Production Services, Inc. (“IPS”) and I.E. Miller Services, Inc. (“IEM”) pursuant to which the CES and IEM shareholders exchanged all of their common stock for common stock of IPS. The Combination was accounted for using the continuity of interests method of accounting, which yields results similar to the pooling of interest method. Subsequent to the Combination, IPS changed its name to Complete Production Services, Inc.
     On April 20, 2006, we entered into an underwriting agreement in connection with our initial public offering and became subject to the reporting requirements of the Securities Exchange Act of 1934. On April 21, 2006, our common stock began trading on the New York Stock Exchange under the symbol “CPX”. On April 26, 2006, we completed our initial public offering. See Note 8, Stockholders’ Equity.
(b) Basis of presentation:
     The unaudited interim consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position of Complete as of March 31, 2007 and the statements of operations and the statements of comprehensive income for the three months ended March 31, 2007 and 2006, as well as the statement of stockholders’ equity at March 31, 2007 and the statements of cash flows for the three months ended March 31, 2007 and 2006. Certain information and disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited interim consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2006. We believe that these financial statements contain all adjustments necessary so that they are not misleading.
     In preparing financial statements, we make informed judgments and estimates that affect the reported amounts of assets and liabilities as of the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we review our estimates, including those related to impairment of long-lived assets and goodwill, contingencies and income taxes. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.
     The results of operations for interim periods are not necessarily indicative of the results of operations that could be expected for the full year. Certain reclassifications have been made to 2006 amounts in order to present these results on a comparable basis with amounts for 2007.
     On January 1, 2007, we began a self-insurance program to pay claims associated with health care benefits provided to certain of our employees in the United States. Pursuant to this program, we have purchased a stop-loss insurance policy from an insurance company. Our accounting policy for this self-insurance program is to accrue expense based upon the number of employees enrolled in the plan at pre-determined rates. As claims are processed and paid, we compare our claim history to our expected claims in order to estimate incurred but not reported claims. If our estimate of claims incurred but not reported exceeds our current accrual, we record additional expense during the current period.

     In August 2006, our Board of Directors authorized and committed to a plan to sell certain manufacturing and production enhancement operations of a subsidiary located in Alberta, Canada, which includes certain assets located in south Texas. Accordingly, we have revised our statement of operations for the three months ended March 31, 2006 to classify these results as discontinued operations. See Note 10, Discontinued Operations.
2. Business combinations:
Acquisitions During the Three Months Ended March 31, 2007:
     During the first quarter of 2007, we acquired substantially all the assets of two oilfield service companies for $12,148 in cash, resulting in goodwill of $5,740. One such company is located in LaSalle, Colorado, and provides frac tank rentals and fresh water hauling to customers in the Wattenburg Field of the DJ Basin. The second company is located in Greeley, Colorado and provides fluid handling and fresh frac water heating services to customers in the Wattenburg Field of the DJ Basin. The goodwill associated with these acquisitions has been allocated entirely to the completion and production services business segment. These acquisitions will supplement our completion and production services business in the DJ Basin, and provide us with additional fluid handling capabilities in the Rocky Mountain Region.
     Results for each of these acquisitions were included in our accounts and results of operations since the date of acquisition. No pro forma disclosure was provided as these acquisitions were not significant to our consolidated operations for the three months ended March 31, 2007. The following table summarizes our preliminary purchase price allocations as of March 31, 2007, which are not yet finalized:

Net assets acquired:
Property, plant and equipment	$6,095
Non-cash working capital	13
Intangible assets	300
Goodwill	5,740

Net assets acquired	$12,148

Consideration:
Cash, net of cash and cash equivalents acquired	$12,148

3. Accounts receivable:

	March 31,	December 31,
	2007	2006
	(unaudited)
Trade accounts receivable	$283,143	$260,733
Related party receivables	12,770	12,478
Unbilled revenue	28,806	27,096
Notes receivable	3	78
Other receivables	4,611	3,810

	329,333	304,195
Allowance for doubtful accounts	3,763	2,431

	$325,570	$301,764

4. Inventory:

	March 31,	December 31,
	2007	2006
	(unaudited)
Finished goods	$49,816	$38,877
Manufacturing parts, materials and other	13,360	6,772

	63,176	45,649
Inventory reserves	1,813	1,719

	$61,363	$43,930

5. Property, plant and equipment (unaudited):

		Accumulated
March 31, 2007	Cost	Depreciation	Net Book Value
Land	$5,816	$—	$5,816
Building	7,373	898	6,475
Field equipment	820,399	152,593	667,806
Vehicles	60,720	15,680	45,040
Office furniture and computers	10,453	3,297	7,156
Leasehold improvements	13,383	2,028	11,355
Construction in progress	104,340	—	104,340

	$1,022,484	$174,496	$847,988

		Accumulated
December 31, 2006	Cost	Depreciation	Net Book Value
Land	$5,816	$—	$5,816
Building	7,140	840	6,300
Field equipment	746,314	128,553	617,761
Vehicles	60,505	14,152	46,353
Office furniture and computers	9,891	2,712	7,179
Leasehold improvements	12,895	1,164	11,731
Construction in progress	76,563	—	76,563

	$919,124	$147,421	$771,703

     Construction in progress at March 31, 2007 and December 31, 2006 primarily included progress payments to vendors for equipment to be delivered in future periods and component parts to be used in final assembly of operating equipment, which in all cases were not yet placed into service at the time. For the three months ended March 31, 2007, we recorded capitalized interest of $427 related to assets that we are constructing for internal use and amounts paid to vendors under progress payments for assets that are being constructed on our behalf.
6. Notes payable:
     On January 5, 2006, we entered into a note agreement with our insurance broker to finance our annual insurance premiums for the policy year beginning December 1, 2005 through November 30, 2006. As of December 31, 2005, we recorded a note payable totaling $14,584 and an offsetting prepaid asset which included a broker’s fee of $600. We amortized the prepaid asset to expense over the policy term, and incurred finance charges totaling $268 as interest expense related to this arrangement during 2006. This policy was renewed for the policy term beginning December 1, 2006 through November 30, 2007, pursuant to which we recorded a note payable and an offsetting prepaid asset totaling $17,087 as of December 31, 2006, which includes a broker’s fee of approximately $600. Of this liability, $11,956 was paid during the three months ended March 31, 2007, and the remainder will be paid during the policy term.

7. Long-term debt:
     The following table summarizes long-term debt as of March 31, 2007 and December 31, 2006:

	2007	2006
U.S. revolving credit facility (a)	$110,000	$78,668
Canadian revolving credit facility (a)	22,060	17,575
8.0% senior notes (b)	650,000	650,000
Subordinated seller notes	3,450	3,450
Capital leases and other	1,541	1,948

	787,051	751,641
Less: current maturities of long-term debt and capital leases	881	1,064

	$786,170	$750,577

(a)	We maintain a credit agreement related to a syndicated senior secured credit facility (the “Credit Agreement”). The Credit Agreement is comprised of a $310,000 U.S. revolving credit facility that is to mature in December 2011, and a $40,000 Canadian revolving credit facility (with Integrated Production Services, Ltd., one of our wholly-owned subsidiaries, as the borrower thereof) that is to mature in December 2011. The Credit Agreement is secured by substantially all of our assets.

Subject to certain limitations, we have the ability to elect how interest under the Credit Agreement will be computed. Interest under the Credit Agreement may be determined by reference to (1) the London Inter-bank Offered Rate, or LIBOR, plus an applicable margin between 0.75% and 1.75% per annum (with the applicable margin depending upon our ratio of total debt to EBITDA (as defined in the agreement)), or (2) the Base Rate (i.e., the higher of the Canadian bank’s prime rate or the CDOR rate plus 1.0%, in the case of Canadian loans or the greater of the prime rate and the federal funds rate plus 0.5%, in the case of U.S. loans), plus an applicable margin between 0.00% and 0.75% per annum. If an event of default exists under the Credit Agreement, advances will bear interest at the then-applicable rate plus 2%. Interest is payable quarterly for base rate loans and at the end of applicable interest periods for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest will be paid at the end of each three-month period.

The Credit Agreement also contains various covenants that limit our and our subsidiaries’ ability to: (1) grant certain liens; (2) make certain loans and investments; (3) make capital expenditures; (4) make distributions; (5) make acquisitions; (6) enter into hedging transactions; (7) merge or consolidate; or (8) engage in certain asset dispositions. Additionally, the Credit Agreement limits our and our subsidiaries’ ability to incur additional indebtedness if: (1) we are not in pro forma compliance with all terms under the Credit Agreement, (2) certain covenants of the additional indebtedness are more onerous than the covenants set forth in the Credit Agreement, or (3) the additional indebtedness provides for amortization, mandatory prepayment or repurchases of senior unsecured or subordinated debt during the duration of the Credit Agreement with certain exceptions. The Credit Agreement also limits additional secured debt to 10% of our consolidated net worth (i.e., the excess of our assets over the sum of our liabilities plus the minority interests). The Credit Agreement contains covenants which, among other things, require us and our subsidiaries, on a consolidated basis, to maintain specified ratios or conditions as follows (with such ratios tested at the end of each fiscal quarter): (1) total debt to EBITDA, as defined in the Credit Agreement, of not more than 3.0 to 1.0; and (2) EBITDA, as defined, to total interest expense of not less than 3.0 to 1.0. We were in compliance with all debt covenants under the amended and restated Credit Agreement as of March 31, 2007.

Under the Credit Agreement, we are permitted to prepay our borrowings.

All of the obligations under the U.S. portion of the Credit Agreement are secured by first priority liens on substantially all of the assets of our U.S. subsidiaries as well as a pledge of approximately 66% of the stock of our first-tier foreign subsidiaries. Additionally, all of the obligations under the U.S. portion of the Credit Agreement are guaranteed by substantially all of our U.S. subsidiaries. All of the obligations under the Canadian portions of the Credit Agreement are secured by first priority liens on substantially all of the assets of our subsidiaries. Additionally, all of the obligations under the Canadian portions of the Credit Agreement are guaranteed by us as well as certain of our subsidiaries.

If an event of default exists under the Credit Agreement, as defined, the lenders may accelerate the maturity of the obligations outstanding under the Credit Agreement and exercise other rights and remedies. While an event of default is continuing, advances will bear interest at the then-applicable rate plus 2%. For a description of an event of default, see our Credit

Agreement which was filed with the Securities and Exchange Commission on December 8, 2006 as an exhibit to a Current Report on Form 8-K.

Borrowings under the U.S. revolving facility bore interest at 6.57% and the Canadian revolving credit facility bore interest at 6.00% at March 31, 2007. For the three months ended March 31, 2007, the weighted average interest rate on average borrowings under the amended Credit Agreement was approximately 6.47%. There were letters of credit outstanding under the U.S. revolving portion of the facility totaling $20,549 which reduced the available borrowing capacity as of March 31, 2007. We incurred fees calculated at 1.25% of the total amount outstanding under letter of credit arrangements through March 31, 2007. Our borrowing capacity under the U.S. and Canadian revolving facilities at March 31, 2007 was $179,451 and $17,940, respectively.

(b)	On December 6, 2006, we issued 8.0% senior notes with a face value of $650,000 through a private placement of debt. These notes mature in 10 years, on December 15, 2016, and require semi-annual interest payments, paid in arrears and calculated based on an annual rate of 8.0%, on June 15 and December 15 of each year, commencing on June 15, 2007. There was no discount or premium associated with the issuance of these notes. The senior notes are guaranteed on a senior unsecured basis by all of our current domestic subsidiaries. The senior notes have covenants which, among other things: (1) limit the amount of additional indebtedness we can incur; (2) limit restricted payments such as a dividend; (3) limit our ability to incur liens or encumbrances; (4) limit our ability to purchase, transfer or dispose of significant assets; (5) purchase or redeem stock or subordinated debt; (6) enter into transactions with affiliates; (7) merge with or into other companies or transfer all or substantially all our assets; and (8) limit our ability to enter into sale and leaseback transactions. We have the option to redeem all or part of these notes on or after December 15, 2011. We can redeem 35% of these notes on or before December 15, 2009 using the proceeds of certain equity offerings. Additionally, we may redeem some or all of the notes prior to December 15, 2011 at a price equal to 100% of the principal amount of the notes plus a make-whole premium.
8. Stockholders’ equity (unaudited):
(a) Initial Public Offering:
     On April 26, 2006, we sold 13,000,000 shares of our common stock, $.01 par value per share, in our initial public offering. These shares were offered to the public at $24.00 per share, and we recorded proceeds of approximately $292,500 after underwriter fees. Our stock began trading on the New York Stock Exchange on April 21, 2006.
     The following table summarizes the pro forma impact of our initial public offering on earnings per share for the three months ended March 31, 2006, assuming the 13,000,000 shares had been issued on January 1, 2006. No pro forma adjustments have been made to net income as reported.

Three Months
Ended
March 31, 2006
Net income as reported	$28,113

Basic earnings per share, as reported:
Continuing operations	$0.49
Discontinued operations	$0.02

$0.51

Basic earnings per share, pro forma:
Continuing operations	$0.39
Discontinued operations	$0.02

$0.41

Diluted earnings per share, as reported:
Continuing operations	$0.46
Discontinued operations	$0.02

$0.48

Diluted earnings per share, pro forma:
Continuing operations	$0.37
Discontinued operations	$0.02

$0.39

(b) Stock-based Compensation—Stock Options:
     We maintain option plans under which stock-based compensation could be granted to employees, officers and directors. Stock option grants under these plans have an exercise price based on the fair value of our common stock on the date of grant. These stock options may be exercised over a five or ten-year period and generally a third of the options vest on each of the first three anniversaries from the grant date. Upon exercise of stock options, we issue our common stock.
     We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R on January 1, 2006. This pronouncement requires that we measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value. For employee stock options granted prior to September 30, 2005, the date of our initial filing with the Securities and Exchange Commission, we use the intrinsic value method prescribed by Accounting Principles Board (“APB”) No. 25, as required by SFAS No. 123R. Under this method, we do not recognize compensation cost for stock-based compensation grants that have an exercise price equal to the fair value of the stock on the date of grant. For employee stock options granted between October 1, 2005 and December 31, 2005, we applied the modified prospective transition method to record expense associated with these stock-based awards, as further described in our Annual Report on Form 10-K. For grants of stock-based compensation on or after January 1, 2006, we applied the prospective transition method under SFAS No. 123R, whereby we recognize expense associated with new awards of stock-based compensation ratably, as determined using a Black-Scholes pricing model, over the expected term of the award.
     On January 24, 2007, the Compensation Committee of our Board of Directors authorized the grant of 877,000 stock options and 56,800 shares of non-vested restricted shares, effective January 31, 2007, for issuance to our officers and key members of our management team. Of these stock options, we granted 867,700 options to purchase shares of our common stock during the three months ended March 31, 2007 at an exercise price ranging from $18.65 to $19.87, which represented the fair market value of the shares on the applicable date of grant. Each of these stock options vests over a three-year term at 33 1/3% per year. The fair value of these stock option grants was determined by applying a Black-Scholes option pricing model based on the following assumptions:

Three Months
Ended
March 31,
Assumptions:	2007
Risk-free rate	4.47% to 4.94%
Expected term (in years)	2.23 to 5.08
Volatility	31%
Calculated fair value per option	$4.21 to $7.25
     We completed our initial public offering in April 2006. Therefore, we did not have sufficient historical market data in order to determine the volatility of our common stock. In accordance with the provisions of SFAS No. 123R, we analyzed the market data of peer companies and calculated an average volatility factor based upon changes in the closing price of these companies’ common stock for a three-year period. This volatility factor was then applied as a variable to determine the fair value of our stock options granted during the three months ended March 31, 2007.
     We projected a rate of stock option forfeitures based upon historical experience and management assumptions related to the expected term of the options. After adjusting for these forfeitures, we expect to recognize expense totaling $4,682 over the vesting period of these 2007 stock option grants. For the three months ended March 31, 2007, we have recognized expense related to these stock option grants totaling $248, which represents a reduction of net income before taxes and minority interest. The impact on net income for the quarter ended March 31, 2007 was a reduction of $154, with no impact on diluted earnings per share as reported. The unrecognized compensation costs related to the non-vested portion of these awards was $4,434 as of March 31, 2007 and will be recognized over the applicable remaining vesting periods.
     For the three-month periods ended March 31, 2007 and 2006, we recognized compensation expense associated with all stock option awards totaling $1,110 and $77, respectively, resulting in a reduction of net income of $688 and $47, respectively, and a $0.01 reduction in diluted earnings per share for the three months ended March 31, 2007, with no impact on diluted earnings per share for the three months ended March 31, 2006. Total unrecognized compensation expense associated with outstanding stock option awards at March 31, 2007 was $9,835.
     The following tables provide a roll forward of stock options from December 31, 2006 to March 31, 2007 and a summary of stock options outstanding by exercise price range at March 31, 2007:

	Options Outstanding
		Weighted
		Average
		Exercise
	Number	Price
Balance at December 31, 2006	3,864,560	$9.67
Granted	867,700	$19.85
Exercised	(221,374)	$4.43
Cancelled	(41,858)	$18.26

Balance at March 31, 2007	4,469,028	$11.83

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted	Weighted
	Outstanding at	Average	Average	Exercisable at	Average	Average
	March 31,	Remaining	Exercise	March 31,	Remaining	Exercise
Range of Exercise Price	2007	Life (months)	Price	2007	Life (months)	Price
$2.00 – $3.94	503,045	26	$2.04	339,013	26	$2.06
$4.48 – $4.80	891,958	27	$4.68	635,396	24	$4.64
$5.00	302,648	53	$5.00	105,099	33	$5.00
$6.69	630,175	96	$6.69	192,366	95	$6.69
$11.66	469,802	102	$11.66	156,601	102	$11.66
$17.60 – $19.87	871,700	118	$19.84	—	—	—
$23.27 – $24.00	799,700	109	$23.97	—	—	—

	4,469,028	79	$11.83	1,428,475	43	$5.10

The total intrinsic value of stock options exercised during the three months ended March 31, 2007 was $3,343. The total intrinsic value of all vested outstanding stock options at March 31, 2007 was $21,155.
(b) Non-vested Restricted Stock:
     We recognize compensation expense associated with grants of non-vested restricted stock which is determined based on the fair value of the shares on the date of grant, and recorded ratably over the applicable vesting period. At March 31, 2007, amounts not yet recognized related to non-vested stock totaled $4,714, which represented the unamortized expense associated with awards of non-vested stock granted to employees, officers and directors under our compensation plans, including $1,268 related to grants made during the three months ended March 31, 2007. We recognized compensation expense associated with non-vested restricted stock totaling $685 and $622 for the three-month periods ended March 31, 2007 and 2006, respectively.
     The following table summarizes the change in non-vested restricted stock from December 31, 2006 to March 31, 2007:

	Non-vested
	Restricted Stock
		Weighted
		Average
	Number	Grant Price
Balance at December 31, 2006	690,073	$8.67
Granted	67,118	$19.82
Vested	(21,788)	$7.80
Forfeited	(3,512)	$23.50

Balance at March 31, 2007	731,891	$9.65

9. Earnings per share:
     We compute basic earnings per share by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common and potential common share includes the weighted average of additional shares associated with the incremental effect of dilutive employee stock options, non-vested restricted stock and contingent shares, as determined using the treasury stock method prescribed by SFAS No. 128, “Earnings Per Share.” The following table reconciles basic and diluted weighted average shares used in the computation of earnings per share for the three months ended March 31, 2007 and 2006:

	Three Months Ended
	March 31,
	2007	2006
	(unaudited, in thousands)
Weighted average basic common shares outstanding	71,503	55,601
Effect of dilutive securities:
Employee stock options	1,246	1,652
Non-vested restricted stock	272	293
Contingent shares (a)	—	1,237

Weighted average diluted common and potential common shares outstanding	73,021	58,783

(a)	Contingent shares represent potential common stock issuable to the former owners of Parchman and MGM pursuant to the respective purchase agreements based upon 2005 operating results. On March 31, 2006, we calculated and issued the actual shares earned totaling 1,214 shares.
     We excluded the impact of anti-dilutive potential common shares from the calculation of diluted weighted average shares for the three months ended March 31, 2007. If these potential common shares were included in the calculation, diluted weighted average shares outstanding for the three months ended March 31, 2007 would have been 72,666,714 shares, or a reduction of 354,541 shares. There were no anti-dilutive securities outstanding during the three months ended March 31, 2006.
10. Discontinued operations:
     In August 2006, our Board of Directors authorized and committed to a plan to sell certain manufacturing and production enhancement product operations of a subsidiary located in Alberta, Canada, which includes certain assets located in south Texas. We revised our financial statements, pursuant to SFAS No. 144, and removed the results of operations of the disposal group from net income from continuing operations, and presented these separately as income from discontinued operations, net of tax, in the accompanying statement of operations for the three months ended March 31, 2006. We completed the sale of this disposal group in October 2006.
     The following table summarizes the operating results for this disposal group for the three months ended March 31, 2006:

Three Months
Ended
March 31, 2006
(unaudited)
Revenue	$13,390
Income before taxes and minority interest	$1,611
Net income	$1,198
11. Segment information:
     SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information,” establishes standards for the reporting of information about operating segments, products and services, geographic areas, and major customers. The method of determining what information to report is based on the way our management organizes the operating segments for making operational decisions and assessing financial performance. We evaluate performance and allocate resources based on net income (loss) from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest (“EBITDA”). The calculation of EBITDA should not be viewed as a substitute for calculations under U.S. GAAP, in particular net income. EBITDA calculated by us may not be comparable to the EBITDA calculation of another company.
     We have three reportable operating segments: completion and production services (“C&PS”), drilling services and product sales. The accounting policies of our reporting segments are the same as those used to prepare our unaudited consolidated financial statements as of March 31, 2007. Inter-segment transactions are accounted for on a cost recovery basis.

		Drilling	Product
	C&PS	Services	Sales	Corporate	Total
Three Months Ended March 31, 2007
Revenue from external customers	$307,639	$58,396	$41,032	$—	$407,067
Inter-segment revenues	$71	$349	$11,133	$(11,553)	$—
EBITDA, as defined	$104,162	$18,068	$5,157	$(6,214)	$121,173
Depreciation and amortization	$24,284	$3,635	$678	$373	$28,970

Operating income (loss)	$79,878	$14,433	$4,479	$(6,587)	$92,203
Capital expenditures	$88,350	$7,272	$4,041	$239	$99,902

As of March 31, 2007
Segment assets	$1,494,859	$235,212	$108,652	$21,673	$1,860,396

Three Months Ended March 31, 2006
Revenue from external customers	$192,021	$44,030	$26,295	$—	$262,346
Inter-segment revenues	$9	$436	$7,466	$(7,911)	$—
EBITDA, as defined	$54,602	$16,020	$3,816	$(3,932)	$70,506
Depreciation and amortization	$12,834	$2,018	$383	$372	$15,607

Operating income (loss)	$41,768	$14,002	$3,433	$(4,304)	$54,899
Capital expenditures	$39,603	$12,716	$4,194	$2,369	$58,882

As of December 31, 2006
Segment assets	$1,369,906	$245,806	$96,537	$28,075	$1,740,324
     We do not allocate net interest expense, tax expense or minority interest to the operating segments. The following table reconciles operating income as reported above to net income from continuing operations for the three months ended March 31, 2007 and 2006:

	Three Months Ended
	March 31,
	2007	2006
Segment operating income	$92,203	$54,899
Interest expense	15,625	10,682
Interest income	(212)	(7)
Income taxes	29,179	17,004
Minority interest	261	305

Net income from continuing operations	$47,350	$26,915

     The product sales business segment results have been adjusted for discontinued operations. See Note 10, Discontinued Operations. The following table reconciles the product sales segment information as originally reported for the three months ended March 31, 2006, to the information revised for discontinued operations:

	Original	Discontinued	Revised
	Presentation	Operations	Presentation
Three Months Ended March 31, 2006
Revenue from external customers	$39,685	$13,390	$26,295

EBITDA, as defined	$5,547	$1,731	$3,816
Depreciation and amortization	$503	$120	$383

Operating income	$5,044	$1,611	$3,433

     Changes in the carrying amount of goodwill by segment for the three months ended March 31, 2007 are summarized below:

		Drilling	Product
	C&PS	Services	Sales	Total
Balance at December 31, 2006	$505,763	$34,876	$12,032	$552,671
Acquisitions	5,740	—	—	5,740
Contingency adjustment and other (a)	(2,109)	—	—	(2,109)
Foreign currency translation	383	—	—	383

Balance at March 31, 2007	$509,777	$34,876	$12,032	$556,685

(a)	The contingency adjustment includes a reclassification of $2,017 associated with the Pumpco acquisition in November 2006. During the three months ended March 31, 2007, we obtained an estimate from a third-party appraiser related to the value of certain non-compete agreements, resulting in an increase in the value assigned to the non-compete intangible asset, and a corresponding reduction of goodwill. The non-compete agreements are being amortized over a term of 5 years from the date of acquisition.

12. Legal matters and contingencies:
     In the normal course of our business, we are party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters, including warranty and product liability claims and occasional claims by individuals alleging exposure to hazardous materials, on the job injuries and fatalities as a result of our products or operations. Many of the claims filed against us relate to motor vehicle accidents which can result in the loss of life or serious bodily injury. Some of these claims relate to matters occurring prior to our acquisition of businesses. In certain cases, we are entitled to indemnification from the sellers of the businesses.
     Although we cannot know the outcome of pending legal proceedings and the effect such outcomes may have on us, we believe that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on our financial position, results of operations or liquidity.
13. Adoption of FASB Interpretation No. 48:
     We adopted FASB Interpretation No. 48 entitled “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” referred to as “FIN 48,” as of January 1, 2007. FIN 48 clarifies the accounting for uncertain tax positions that may have been taken by an entity. Specifically, FIN 48 prescribes a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return through a two-step process: (1) determining whether it is more likely than not that a tax position will be sustained upon examination by taxing authorities, after all appeals, based upon the technical merits of the position; and (2) measuring to determine the amount of benefit/expense to recognize in the financial statements, assuming taxing authorities have all relevant information concerning the issue. The tax position is measured at the largest amount of benefit/expense that is greater than 50 percent likely of being realized upon ultimate settlement. This pronouncement also specifies how to present a liability for unrecognized tax benefits in a classified balance sheet, but does not change the classification requirements for deferred taxes. Under FIN 48, if a tax position previously failed the more-likely-than-not recognition threshold, it should be recognized in the first subsequent financial reporting period in which the threshold is met. Similarly, a position that no longer meets this recognition threshold, should no longer be recognized in the first financial reporting period that the threshold is no longer met.
     We performed an examination of our tax positions and calculated the cumulative amount of our estimated exposure by evaluating each issue to determine whether the impact exceeded the 50 percent threshold of being realized upon ultimate settlement with the taxing authorities. Based upon this examination, we determined that the aggregate exposure under FIN 48 did not have a material impact on our financial statements at January 1, 2007 or March 31, 2007. Therefore, we have not recorded an adjustment to our financial statements related to the adoption of FIN 48. We will continue to evaluate our tax positions in accordance with FIN 48, and recognize any future impact under FIN 48 as a charge to income in the applicable period in accordance with the standard. Our tax filings for tax years 2003 to 2006 remain open for examination by taxing authorities.
     Our accounting policy related to income tax penalties and interest assessments is to accrue for these costs and record a charge to selling, general and administrative expense during the period that we take an uncertain tax position through resolution with the taxing authorities or the expiration of the applicable statute of limitations.
14. Guarantor and Non-Guarantor Condensed Consolidating Financial Statements:
     The following tables present the financial data required by SEC Regulation S-X Rule 3-10(f) related to interim condensed consolidating financial statements, and includes the following: (1) condensed consolidating balance sheets as of March 31, 2007 and December 31, 2006; (2) condensed consolidating statements of operations for the three months ended March 31, 2007 and 2006; and (3) condensed consolidating statements of cash flows for the three months ended March 31, 2007 and 2006.

Unaudited Condensed Consolidating Balance Sheet
March 31, 2007

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Current assets
Cash and cash equivalents	$9,626	$13,652	$5,829	$(9,007)	$20,100
Trade accounts receivable, net	581	283,915	41,074	—	325,570
Inventory, net	—	50,931	10,432	—	61,363
Prepaid expenses and other current assets	998	18,309	2,781	—	22,088

Total current assets	11,205	366,807	60,116	(9,007)	429,121
Property, plant and equipment, net	3,426	787,426	57,136	—	847,988
Investment in consolidated subsidiaries	456,296	101,635	—	(557,931)	—
Inter-company receivable	1,067,223	—	—	(1,067,223)	—
Goodwill	93,792	420,145	42,748	—	556,685
Other long-term assets, net	16,049	7,452	3,101	—	26,602

Total assets	$1,647,991	$1,683,465	$163,101	$(1,634,161)	$1,860,396

Current liabilities
Current maturities of long-term debt	$—	$821	$60	$—	$881
Accounts payable	708	85,561	11,283	(9,007)	88,545
Accrued liabilities	20,870	45,768	6,741	—	73,379
Notes payable	5,131	—	—	—	5,131
Taxes payable	13,264	—	6,111	—	19,375

Total current liabilities	39,973	132,150	24,195	(9,007)	187,311
Long-term debt	760,000	3,999	22,171	—	786,170
Inter-company payable	—	1,063,033	4,190	(1,067,223)	—
Deferred income taxes	60,645	27,987	8,301	—	96,933
Minority interest	—	—	2,609	—	2,609

Total liabilities	860,613	1,227,169	61,466	(1,076,230)	1,073,023
Stockholders’ equity
Total stockholders’ equity	787,373	456,296	101,635	(557,931)	787,373

Total liabilities and stockholders’ equity	$1,647,991	$1,683,465	$163,101	$(1,634,161)	$1,860,396

Condensed Consolidating Balance Sheet
December 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Current assets
Cash and cash equivalents	$6,517	$9,533	$7,312	$(3,488)	$19,874
Trade accounts receivable, net	32	273,990	27,742	—	301,764
Inventory, net	—	33,899	10,031	—	43,930
Prepaid expenses and other current assets	1,495	21,307	2,270	—	25,072

Total current assets	8,044	338,729	47,355	(3,488)	390,640
Property, plant and equipment, net	3,384	713,952	54,367	—	771,703
Investment in consolidated subsidiaries	398,414	91,740	—	(490,154)	—
Inter-company receivable	1,007,052	—	—	(1,007,052)	—
Goodwill	93,792	416,515	42,364	—	552,671
Other long-term assets, net	16,473	5,725	3,112	—	25,310

Total assets	$1,527,159	$1,566,661	$147,198	$(1,500,694)	$1,740,324

Current liabilities
Current maturities of long-term debt	$—	$923	$141	$—	$1,064
Accounts payable	1,545	64,958	8,355	(3,488)	71,370
Accrued liabilities	7,361	46,346	7,658	—	61,365
Notes payable	17,087	—	—	—	17,087
Taxes payable	8,065	—	2,454	—	10,519

Total current liabilities	34,058	112,227	18,608	(3,488)	161,405
Long-term debt	728,668	4,093	17,816	—	750,577
Inter-company payable	—	1,000,870	6,182	(1,007,052)	—

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Deferred income taxes	29,212	51,057	10,536	—	90,805
Minority interest	—	—	2,316	—	2,316

Total liabilities	791,938	1,168,247	55,458	(1,010,540)	1,005,103
Stockholders’ equity
Total stockholders’ equity	735,221	398,414	91,740	(490,154)	735,221

Total liabilities and stockholders’ equity	$1,527,159	$1,566,661	$147,198	$(1,500,694)	$1,740,324

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2007

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Revenue:
Service	$—	$327,729	$39,555	$(1,249)	$366,035
Product	—	29,882	11,150	—	41,032

	—	357,611	50,705	(1,249)	407,067
Service expenses	—	177,026	27,736	(1,249)	203,513
Product expenses	—	23,938	7,873	—	31,811
Selling, general and administrative expenses	6,214	41,029	3,327	—	50,570
Depreciation and amortization	197	26,606	2,167	—	28,970

Income from continuing operations before interest, taxes and minority interest	(6,411)	89,012	9,602	—	92,203
Interest expense	15,450	6,409	305	(6,539)	15,625
Interest income	(6,577)	(121)	(53)	6,539	(212)
Equity in earnings of consolidated affiliates	(56,739)	(6,427)	—	63,166	—

Income from continuing operations before taxes and minority interest	41,455	89,151	9,350	(63,166)	76,790
Taxes	(5,895)	32,412	2,662	—	29,179

Income from continuing operations before minority interest	47,350	56,739	6,688	(63,166)	47,611
Minority interest	—	—	261	—	261

Net income from continuing operations	47,350	56,739	6,427	(63,166)	47,350
Discontinued operations (net of tax)	—	—	—	—	—

Net income	$47,350	$56,739	$6,427	$(63,166)	$47,350

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Revenue:
Service	$—	$197,818	$37,301	$—	$235,119
Product	—	20,823	6,404	—	27,227

	—	218,641	43,705	—	262,346
Service expenses	—	111,407	24,104	—	135,511
Product expenses	—	16,032	3,851	—	19,883
Selling, general and administrative expenses	3,931	29,411	3,104	—	36,446
Depreciation and amortization	273	13,041	2,293	—	15,607

Income from continuing operations before interest, taxes and minority interest	(4,204)	48,750	10,353	—	54,899
Interest expense	10,066	4,328	500	(4,212)	10,682
Interest income	(4,212)	(7)	—	4,212	(7)
Equity in earnings of consolidated affiliates	(34,528)	(7,324)	—	41,852	—

Income from continuing operations before taxes and minority interest	24,470	51,753	9,853	(41,852)	44,224
Taxes	(3,643)	17,225	3,422	—	17,004

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Income from continuing operations before minority interest	28,113	34,528	6,431	(41,852)	27,220
Minority interest	—	—	305	—	305

Net income from continuing operations	28,113	34,528	6,126	(41,852)	26,915
Discontinued operations (net of tax)	—	—	1,198	—	1,198

Net income	$28,113	$34,528	$7,324	$(41,852)	$28,113

Unaudited Condensed Consolidated Statement of Cash Flows
For the Three Months Ended March 31, 2007

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Cash provided by:
Net income	$47,350	$56,739	$6,427	$(63,166)	$47,350
Items not affecting cash:
Equity in earnings of consolidated affiliates	(56,739)	(6,427)	—	63,166	—
Depreciation and amortization	197	26,606	2,167	—	28,970
Other	32,397	(21,701)	(1,925)	—	8,771
Changes in operating assets and liabilities, net of effect of acquisitions	17,203	(4,744)	(6,840)	(5,519)	100

Net cash provided by (used in) operating activities	40,408	50,473	(171)	(5,519)	85,191

Investing activities:
Business acquisitions, net of cash acquired	—	(12,055)	(93)	—	(12,148)
Additions to property, plant and equipment	(240)	(96,156)	(3,506)	—	(99,902)
Inter-company advances	(60,171)	—	—	60,171	—
Other	1,485	(102)	225	—	1,608

Net cash used for investing activities	(58,926)	(108,313)	(3,374)	60,171	(110,442)

Financing activities:
Issuances of long-term debt	103,139	—	4,485	—	107,624
Repayments of long-term debt	(71,807)	(196)	(211)	—	(72,214)
Issuances (repayments) of notes payable	(11,956)	—	—	—	(11,956)
Inter-company borrowings (repayments)	—	62,155	(1,984)	(60,171)	—
Proceeds from issuances of common stock	981	—	—	—	981
Other	1,270	—	—	—	1,270

Net cash provided by (used in) financing activities	21,627	61,959	2,290	(60,171)	25,705
Effect of exchange rate changes on cash	—	—	(228)	—	(228)

Change in cash and cash equivalents	3,109	4,119	(1,483)	(5,519)	226
Cash and cash equivalents, beginning of period	6,517	9,533	7,312	(3,488)	19,874

Cash and cash equivalents, end of period	$9,626	$13,652	$5,829	$(9,007)	$20,100

Unaudited Condensed Consolidated Statement of Cash Flows
For the Three Months Ended March 31, 2006

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Cash provided by:
Net income	$28,113	$34,528	$7,324	$(41,852)	$28,113
Items not affecting cash:
Equity in earnings of consolidated affiliates	(34,528)	(7,324)	—	41,852	—
Depreciation and amortization	273	13,041	2,413	—	15,727
Other	433	1,160	2,586	—	4,179
Changes in operating assets and liabilities, net of effect of acquisitions	5,039	(14,664)	(7,087)	—	(16,712)

		Guarantor	Non-guarantor	Eliminations/
	Parent	Subsidiaries	Subsidiaries	Reclassifications	Consolidated
Net cash provided by (used in) operating activities	(670)	26,741	5,236	—	31,307

Investing activities:
Business acquisitions, net of cash acquired	—	(18,410)	—	—	(18,410)
Additions to property, plant and equipment	(399)	(55,767)	(2,716)	—	(58,882)
Inter-company advances	(47,384)	—	—	47,384	—
Other	(123)	1,953	114	—	1,944

Net cash used for investing activities	(47,906)	(72,224)	(2,602)	47,384	(75,348)

Financing activities:
Issuances of long-term debt	116,295	—	—	—	116,295
Repayments of long-term debt	(61,242)	(1,759)	(976)	—	(63,977)
Issuances (repayments) of notes payable	(7,691)	—	—	—	(7,691)
Inter-company borrowings (repayments)	—	48,081	(697)	(47,384)	—
Other	(397)	575	—	—	178

Net cash provided by (used in) financing activities	46,965	46,897	(1,673)	(47,384)	44,805
Effect of exchange rate changes on cash	—	—	(104)	—	(104)

Change in cash and cash equivalents	(1,611)	1,414	857	—	660
Cash and cash equivalents, beginning of period	1,635	6,043	3,727	—	11,405

Cash and cash equivalents, end of period	$24	$7,457	$4,584	$—	$12,065

15. Recent accounting pronouncements and authoritative literature:
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” a pronouncement which provides additional guidance for using fair value to measure assets and liabilities, by providing a definition of fair value, stating that fair value should be based upon assumptions market participants would use to price an asset or liability, and establishing a hierarchy that prioritizes the information used to determine fair value, whereby quoted marked prices in active markets would be given highest priority with lowest priority given to data provided by the reporting entity based on unobservable facts. This standard requires disclosure of fair value measurements by level within this hierarchy. We adopted SFAS No. 157 on January 1, 2007 with no material impact on our financial position, results of operations or cash flows.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115.” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. We are currently evaluating the impact that SFAS No. 159 may have on our financial position, results of operations or cash flows.
16. Subsequent events:
     On April 1, 2007, we acquired substantially all the assets of a fluid handling and disposal service company located in Borger, Texas, that provides services to customers in the Texas panhandle, for $13,784 in cash, resulting in goodwill of approximately $6,600. We will include the accounts of this company in the operations of our completion and production services business segment from the date of acquisition. We believe that this acquisition complements certain operations that we acquired in 2006 within the Texas panhandle area and broadens our ability to provide fluid handling and disposal services throughout the Mid-continent Region.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 31, 2007

Complete Production Services, Inc.
By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer

COMPLETE PRODUCTION SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

23.1	Consent of Grant Thornton, LLP
23.2	Consent of KPMG LLP